UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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THE BANK OF NEW YORK MELLON CORPORATION

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BNY MELLON

Notice of Annual Meeting and Proxy Statement 2020

LETTER TO STOCKHOLDERS

Dear Fellow Stockholder:

On behalf of our Board of Directors, we cordially invite you to our 2020 Annual Meeting of Stockholders to be held on Wednesday, April 15, 2020 at 9:00 a.m., Eastern time, at 240 Greenwich Street, New York, New York 10286.

We value this opportunity to share our perspectives regarding our performance in 2019 and our continuing strategy to drive sustainable, long-term value for stockholders. The Board of Directors plays a unique role in overseeing the strategic direction of the company in its role as the world’s largest custodian and one of the world’s largest asset managers. We had a comprehensive agenda for 2019, and to enhance our decision-making, our Board of Directors and management engaged in regular, candid and constructive dialogue about all aspects of the business.

At this year’s Annual Meeting, you will be asked to vote on several items, including the election of directors, our 2019 executive compensation program (the “say-on-pay” vote), the ratification of KPMG LLP to serve as our independent auditor for 2020, and two stockholder proposals, if properly presented. Detailed information about the director nominees, including their specific experience and qualifications, begins on page 10. Our Compensation Discussion and Analysis begins on page 37. During 2019, we engaged with stockholders to solicit feedback about our compensation framework for consideration by our Human Resources and Compensation Committee. Our approach to compensation, as detailed in our Compensation Discussion and Analysis, remains largely unchanged as we believe that it continues to demonstrate our commitment to pay for performance, while ensuring appropriate risk-taking and alignment with the interests of stockholders and other stakeholders. Our Audit Committee report and corresponding disclosures about our continuing relationship with KPMG LLP begins on page 68. We encourage you to read the proxy statement for more information.

Your vote is important to us, and we hope that you will participate in the Annual Meeting, either by attending and voting in person or by voting as promptly as possible through any of the means described in this proxy statement. Instructions on how to vote begin on page 82. You may also listen to the meeting on our website at https://www.bnymellon.com/us/en/investor-relations/index.jsp.

Thank you for your continued investment in BNY Mellon and we look forward to seeing you at the Annual Meeting.

Sincerely, TODD GIBBONS Interim Chief Executive Officer and Director March 3, 2020	JOSEPH J. ECHEVARRIA Chair of the Board

BNY Mellon ➢	2020 Proxy Statement	1

NOTICE OF ANNUAL MEETING

WEDNESDAY, APRIL 15, 2020

9:00 a.m., Eastern time

240 Greenwich Street, New York, New York 10286*

Record Date: February 18, 2020

AGENDA	BOARD RECOMMENDATION

1. To elect the 10 nominees named in this proxy statement to serve on our Board of Directors until the 2021 Annual Meeting	FOR each director nominee

2. To provide an advisory vote for approval of the 2019 compensation of our named executive officers, as disclosed in this proxy statement	FOR

3. To ratify the appointment of KPMG LLP as our independent auditor for 2020	FOR

4. To consider a stockholder proposal regarding a pay equity report, if properly presented	AGAINST

5. To consider a stockholder proposal regarding a stockholder vote on by-law and charter amendments, if properly presented	AGAINST

We will also act on any other business that is properly raised.

March 3, 2020

By Order of the Board of Directors,

JAMES J. KILLERLANE III

Corporate Secretary

*

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at https://www.bnymellon.com/proxy.

IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE.

VIA THE INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number listed on your proxy card	IN PERSON Attend the Annual Meeting (see page 81 for more information)	BY MAIL Mail in a completed proxy card

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting
to be held on April 15, 2020: Our 2020 proxy statement and 2019 Annual
Report to stockholders are available at https://www.bnymellon.com/proxy. The Bank of New York Mellon Corporation uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their shareholders on the Internet. In accordance with this rule, on or about March 3, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be provided to stockholders, which includes instructions on how to access our 2020 Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Stockholders Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

2	BNY Mellon ➢	2020 Proxy Statement

INTRODUCTION

2019 Performance Highlights

Reported EPS	OEPS*

* For a reconciliation and explanation of this non-GAAP measure, see Annex A.

Multi-Year Relative Total Stockholder Return (“TSR”)	Returned Significant Value to Stockholders

The information above is presented to provide context for the operation of our compensation program, which is discussed throughout our Compensation Discussion and Analysis beginning on page 37 of this proxy statement.

BNY Mellon ➢	2020 Proxy Statement	3

INTRODUCTION

Corporate Social Responsibility

BNY Mellon is committed to using our reach, market influence and resources to address pressing global issues. As a major global financial institution, we consider the impacts that our business has on the environment and society and in turn, how climate-related risks and societal needs present opportunities for our company. We strive to contribute to sustainable economic growth that protects healthy markets, enhances our own business resiliency and longevity, and delivers positive impact for key stakeholders such as clients, employees, stockholders and communities.

We help our clients manage their environmental, social and governance (“ESG”) related risks and opportunities, such as those relating to climate, by continuing to develop and offer ESG products and services.

BNY Mellon’s Corporate Social Responsibility (“CSR”) strategy is built on three pillars that correspond with what is currently most relevant to the company and our stakeholders. The pillars are as follows:

•	Culture and Purpose

Our purpose is guided by our core values of client focus, integrity, teamwork, and excellence. Together, our purpose and values drive our culture, which is built on our commitment to diversity and inclusion, leadership and development, employee engagement and wellbeing, and community partnership.

•	Responsible Business

We believe responsible business is simply just good business. As a major global financial institution, we have an important role to play in contributing to market integrity. As such, we believe the trust of our clients, the transparency of our business, our technological resilience and providing ESG solutions to the global investing community are paramount.

•	Global Citizenship

As one of the most trusted financial institutions, we are committed to operating responsibly and sustainably. As we drive toward success, we integrate our commitment to environmental sustainability and human rights across the business. We also work to improve the effectiveness of our supply chain and seek suppliers whose corporate values align with ours. Additionally, we engage stakeholders on public policy initiatives important to our company.

This work is reported to the Corporate Governance, Nominating and Social Responsibility Committee (“CGNSR Committee”) of our Board of Directors (the “Board”). For additional information, see “Committees and Committee Charters” on page 28. For information on our CSR-related policies, see “Helpful Resources” on page 87.

4	BNY Mellon ➢	2020 Proxy Statement

INTRODUCTION

Awards and Recognition

Investment Services	Investment Management	Workplace

Best Bank for Financial Institutions

Global Finance, 2019

Best Global Custodian for Asset Owners

AsianInvestor, 2019

Best in Collateral Management

The Asset, 2019

Best Depositary Receipts Bank

Global Finance, 2019

World’s Best Financial Innovation Labs

Global Finance, 2019

Innovation Award for Practice Management (Pershing)

InvestmentNews, 2019

Real Estate Fund Administrator of the Year

ISF, 2019

Best Global Custodian of International
Clients

The Asset, 2019

Winner in Ten Categories (BNY Mellon Investment Management)

Refinitiv Lipper Fund Awards, 2019

Investment Firm of the Year, LDI Manager of the Year, Cashflow-Driven Investment Manager of the Year and Fixed Income Manager of the Year (Insight Investment)

Professional Pensions UK Pensions Awards, 2019

Multi-Asset Manager of the Year (Newton Investment Management)

Financial News European Asset Management Awards, 2019

Best Private Bank for Customer
Service (Wealth Management)

PWM/The Banker Global Private Banking Awards, 2019

World’s Most Admired Companies Fortune, 2020 100% Corporate Equality Index Human Rights Campaign, 2019 Gender-Equality Index Bloomberg, 2020
Corporate Social Responsibility
Dow Jones Sustainability World Index 2019

BNY Mellon ➢	2020 Proxy Statement	5

INTRODUCTION

DIRECTOR NOMINEES & COMMITTEE MEMBERSHIPS

The strength of our Board rests upon the variety of our directors’ experience, diversity, differing perspectives and institutional knowledge.

*Does	not include Frederick O. Terrell, who is a nominee and does not currently serve on our Board.

COMMITTEE MEMBERSHIPS

DIRECTOR NOMINEES & COMMITTEE MEMBERSHIPS The strength of our Board rests upon the variety of our directors' experience, diversity, differing perspectives and institutional knowledge. *Does not include Frederick O. Terrell, who is a nominee and does not currently serve on our Board. COMMITTEE MEMBERSHIPS Name and Occupation Linda Z. Cook Partner and Managing Director of EIG Global Energy Partners and CEO of Harbour Energy, Ltd. Joseph J. Echevarria Retired CEO of Deloitte LLP Thomas P. "Todd" Gibbons Interim Chief Executive Officer ("Interim CEO") of The Bank of New York Mellon Corporation Jeffrey A. Goldstein Chairman, SpringHarbor Holding Company LLC, Advisor Emeritus, Hellman & Friedman LLC, Senior Advisor, Canapi Ventures, and Former Under Secretary of the Treasury for Domestic Finance Edmund F. "Ted" Kelly Retired Chairman of Liberty Mutual Group Jennifer B. Morgan Co-Chief Executive Officer ("CEO") and Executive Board member of SAP SE Elizabeth E. Robinson Retired Global Treasurer of The Goldman Sachs Group, Inc. Samuel C. Scott III Retired Chairman, President & CEO of Ingredion Incorporated Frederick O. Terrell (2) Retired Executive Vice Chairman of Investment Banking and Capital Markets at Credit Suisse Group AG Alfred W. "Al" Zollar Executive Partner at Siris Capital Group, LLC Director Since 2016 2015 2019 2014 2004 2016 2016 2003 N/A 2019 0 3 0 0 0 0 0 1 1 2 (1) Financial expert within the meaning of the Securities and Exchange Commission ("SEC") rules. (2) Frederick O. Terrell is a nominee who does not currently serve on our Board. Subject to his election at our 2020 Annual Meeting, the CGNSR Committee will consider, and make a recommendation to the Board, regarding the appointment of Mr. Terrell to one or more Committees of the Board.

(1)	Financial expert within the meaning of the Securities and Exchange Commission (“SEC”) rules.

(2)

Frederick O. Terrell is a nominee who does not currently serve on our Board. Subject to his election at our 2020 Annual Meeting, the CGNSR Committee will consider, and make a recommendation to the Board, regarding the appointment of Mr. Terrell to one or more Committees of the Board.

6	BNY Mellon ➢	2020 Proxy Statement

INTRODUCTION

GOVERNANCE

Robust Stockholder Rights	Active, Independent Board	Our Culture

• Annual election of directors

• Special meeting rights for stockholders, individually or in a group, holding 20% of our outstanding common stock

• Written consent rights that allow stockholders representing at least the minimum number of votes that would be necessary to take action at a meeting to take the action without formally meeting

• Proxy access allows stockholders, individually or in a group of up to 20, holding 3% of our outstanding stock for at least 3 years, to nominate up to 20% of the Board

• Majority voting in uncontested director elections (each director must be elected by a majority of votes cast)

• A director who does not receive a majority of votes cast is required to tender his or her resignation upon certification of the vote

• No supermajority voting: stockholder actions require only a majority of votes cast (not a majority of shares present and entitled to vote)

• No “poison pill” (stockholders’ rights plan)

• Active engagement with stakeholders

• Independent board: comprised solely of independent directors, other than our Interim Chief Executive Officer (“CEO”), that meets in regular executive sessions

• Strong independent board leadership: The role of Chair and Interim CEO are currently separate; if combined in the future, an independent Lead Director will be appointed by the independent directors

• Our independent Chair may call a special meeting of the independent directors or full Board

• Board succession and refreshment: led by the CGNSR Committee, 7 of the 9 incumbent members of our Board have five completed years of service or less

• High rate of attendance at Board and committee meetings with average 2019 attendance of 93%

• A substantial portion of director compensation is paid in equity, all of which is required to be retained until retirement

• We are risk-aware and we protect against excessive risk-taking through multiple lines of defense, including Board oversight

• Our codes of conduct apply to all employees and directors, promoting honesty and accountability and providing a framework for ethical conduct

• We have a robust anti-hedging and anti-pledging policy. In 2019, we amended our policies related to trading in company securities by executive officers and directors to specifically prohibit pledging company securities

• Innovative and evolving education and talent development at all levels, including a director onboarding program and encouraged participation in continuing education, as well as our continually enhanced integrated learning and development platform for employees through BNY Mellon (“BK”) University

• Committed to a robust corporate governance framework as signatories committed to applying the Commonsense Principles 2.0, a public statement of corporate governance principles intended to provide a framework for sound, long-term-oriented governance

• We have endorsed the Business Roundtable’s Statement on the Purpose of a Corporation, publicly reinforcing our commitment to all our stakeholders

• We have committed to explore the Task Force on Climate-related Financial Disclosure’s framework with respect to climate change scenario analysis

BNY Mellon ➢	2020 Proxy Statement	7

ITEM 1. ELECTION OF DIRECTORS

Item 1. Election of Directors

RESOLUTION	Page 9

NOMINEES	Page 10
Director Qualifications	Page 15
Majority Voting Standard	Page 17

CORPORATE GOVERNANCE AND BOARD INFORMATION	Page 18
Our Corporate Governance Practices	Page 18
Board Leadership Structure	Page 23
Director Independence	Page 24
Oversight of Risk	Page 26
Board Meetings and Committee Information	Page 27
Compensation Consultants to the HRC Committee	Page 31
Contacting the Board	Page 32

DIRECTOR COMPENSATION	Page 33

8	BNY Mellon ➢	2020 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Resolution

Proposal

We are asking stockholders to elect the 10 nominees named in this proxy statement to serve on the Board of The Bank of New York Mellon Corporation (the “company,” “BNY Mellon,” “we” or “us”) until the 2021 Annual Meeting of stockholders or until their successors have been duly elected and qualified.

Background

• 9 nominees currently serve on our Board. Mr. Terrell does not currently serve on our Board. • 9 nominees are independent, and one nominee serves as the company’s Interim CEO.

• The Board and the CGNSR Committee have concluded that each of our nominees should be recommended for nomination or re-nomination as a director as described on page 16 after considering, among other factors, the nominee’s (1) professional background and experience, (2) senior level policy-making positions, (3) other public company board experience, (4) diversity, (5) intangible attributes, and in the case of nominees considered for re-nomination, (6) prior BNY Mellon Board experience, and (7) Board attendance and participation.

The Board recommends that you vote “FOR” each of the nominees described below.

• The nominees have skills and expertise in a wide range of areas, including technology and cybersecurity, accounting, private equity, financial regulation, financial services, global management, insurance, and risk management.

• The nominees are able to devote the necessary time and effort to BNY Mellon matters.

Voting

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our by-laws, as described on page 17. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election. Abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the director’s election and therefore have no effect on voting outcomes. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast, the director will be required to tender his or her resignation promptly after the certification of the stockholder vote. Our CGNSR Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. More information on our voting standard and the CGNSR Committee’s consideration of tendered resignations is provided on page 17 below.

BNY Mellon ➢	2020 Proxy Statement	9

ITEM 1. ELECTION OF DIRECTORS	> Nominees

Linda Z. Cook

Age 61

Independent Director since 2016

Partner and Managing Director, EIG Global Energy Partners and CEO of Harbour Energy, Ltd.

Retired Executive Committee Member and Director of Royal Dutch Shell plc

Committees: Human Resources and Compensation (Chair), Audit, Corporate Governance, Nominating and Social Responsibility

Other Current Public Company Board Service: None

Joseph J. Echevarria

Age 63

Independent Director since 2015; Lead Director from 2016 through September 2019; Chair since September 2019

Retired CEO of Deloitte LLP

Committees: Audit (Chair), Corporate Governance, Nominating and Social Responsibility, Finance

Other Current Public Company Board Service: Pfizer Inc., Unum Group, Xerox Corporation

Ms. Cook is a Partner, Managing Director and member of the Executive Committee of EIG Global Energy Partners, an investment firm focused on the global energy industry, and CEO of Harbour Energy, Ltd., an energy investment vehicle. Ms. Cook joined EIG in 2014, after spending over 29 years with Royal Dutch Shell at various companies in the U.S., the Netherlands, the United Kingdom and Canada. At her retirement from Royal Dutch Shell, Ms. Cook was a member of the Executive Committee in the Netherlands headquarters and a member of the Board of Directors. Her primary executive responsibility was Shell’s global upstream Natural Gas business in addition to oversight for Shell’s global trading business, Shell Renewable Energy, and Shell’s Downstream R&D and Major Projects organizations. Ms. Cook previously was CEO of Shell Canada Limited, CEO of Shell Gas & Power and Executive VP of Finance, Strategy and HR for Shell’s global Exploration and Production business.

Ms. Cook chairs the Board of Directors of Chrysaor Holdings Limited, a private company in the oil and gas business. Ms. Cook has previously served on the Boards of Directors of KBR, Inc., The Boeing Company, Marathon Oil Corporation, Cargill Inc., Royal Dutch Shell plc, Royal Dutch Shell Petroleum Co. NV and Shell Canada Limited. Ms. Cook is also a member of the Society of Petroleum Engineers and is a Trustee of the University of Kansas Endowment Association. Ms. Cook earned a Bachelor of Science degree in Petroleum Engineering from the University of Kansas.

Skills and Expertise:

•	International business operations experience at a senior policy-making level of a large, complex company

•	Expertise in financing, operating and investing in companies

•	Extensive service on the boards of several large public companies in regulated industries

Mr. Echevarria served as CEO of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in 2014. Mr. Echevarria previously served in increasingly senior leadership positions during his 36-year career at the firm, including U.S. Managing Partner for Operations, prior to being named CEO. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee and Senior Advisor to the President of the University of Miami. Mr. Echevarria previously served as Chairman of President Obama’s My Brother’s Keeper Alliance and as a Member of the Private Export Council, the principal national advisory committee on international trade. Mr. Echevarria earned his bachelor’s degree in business administration from the University of Miami.

Skills and Expertise:

•	Leadership of a large, global company

•	Financial expert, with expertise in accounting, regulatory and compliance issues

•	Senior level policy-making experience in the field of professional services

10	BNY Mellon ➢	2020 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Thomas P. “Todd” Gibbons Age 63 Management Director since 2019 Interim CEO of The Bank of New York Mellon Corporation Committees: None Other Current Public Company Board Service: None

Jeffrey A. Goldstein

Age 64

Independent Director since 2014

Chairman, SpringHarbor Holding Company LLC, Advisor Emeritus, Hellman & Friedman LLC, Senior Advisor, Canapi Ventures, and Former Under Secretary of the Treasury for Domestic Finance

Committees: Finance (Chair), Human Resources and Compensation, Risk

Other Current Public Company Board Service: None

Mr. Gibbons has served as our Interim CEO since September 2019. During his career at BNY Mellon, Mr. Gibbons has held leadership roles across risk, finance, client management and many of our businesses. Most recently, he served as Vice Chairman and CEO of Clearing, Markets and Client Management. Mr. Gibbons also served from 2008 through 2017 as BNY Mellon’s Chief Financial Officer. Previously, for nearly a decade he was Chief Risk Officer of The Bank of New York Company, Inc., overseeing credit, operational and market risk management. Mr. Gibbons also served for one year as the Chief Financial Officer of The Bank of New York Company, Inc. Mr. Gibbons served as a director of PHH Corporation, a financial services company, from 2011 until 2017.

Mr. Gibbons is a member of our Executive Committee, the organization’s most senior management body. He also serves on the advisory board of Wake Forest University’s Business School.

He holds a B.S. in Business Administration from Wake Forest University and an MBA from Pace University.

Skills and Expertise:

•	Knowledge of the company’s businesses and operations

•	Experience in banking, risk management and financial regulation

•	Experience in the operations of a large financial institution

Mr. Goldstein is the Chairman of SpringHarbor Holding Company LLC, a financial services adviser and investor, Advisor Emeritus at Hellman & Friedman LLC, a private equity firm, and Senior Advisor at Canapi Ventures, a venture capital fund specializing in financial technology companies. He was the CEO of SpringHarbor Financial Group LLC from December 2016 through 2018. Mr. Goldstein was a Managing Director at Hellman & Friedman LLC from 2004 to 2009 and from 2011 to 2016 and a Senior Advisor from 2016 to 2019. He was Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury from 2009 to 2011.

Mr. Goldstein worked at James D. Wolfensohn Inc. and successor firms for 15 years. When Wolfensohn & Co. was purchased by Bankers Trust in 1996, he served as co-chairman of BT Wolfensohn and as a member of Bankers Trust’s management committee. In 1999, Mr. Goldstein became a managing director of the World Bank. He also served as its Chief Financial Officer beginning in 2003. In July of 2009, President Barack Obama nominated Mr. Goldstein to be Under Secretary of the Treasury for Domestic Finance. In July 2011, Secretary of the Treasury Timothy F. Geithner awarded Mr. Goldstein with the Alexander Hamilton award, the highest honor for a presidential appointee. Earlier in his career Mr. Goldstein taught economics at Princeton University and worked at the Brookings Institution. Mr. Goldstein served on the boards of directors of Westfield Corporation from 2016 to 2018 and Edelman Financial Services, LLC from 2015 to 2018. Mr. Goldstein is on the Advisory Board of Promontory Financial Group, LLC and the Board of Trustees of Vassar College. Mr. Goldstein earned a Bachelor of Arts degree from Vassar College and a Master of Arts, Master of Philosophy and a Ph.D. in economics from Yale University.

Skills and Expertise:

•	Experience in private equity

•	Expertise in the operations of large financial institutions

•	Experience in financial regulation and banking

BNY Mellon ➢	2020 Proxy Statement	11

ITEM 1. ELECTION OF DIRECTORS > Nominees

Edmund F. “Ted” Kelly

Age 74

Independent Director of BNY Mellon and predecessor companies since 2004

Retired Chairman of Liberty Mutual Group

Committees: Human Resources and Compensation, Risk (Chair)

Other Current Public Company Board Service: None

Jennifer B. Morgan Age 48 Independent Director since 2016 Co-CEO and Executive Board member of SAP SE Committees: Audit, Technology Other Current Public Company Board Service: None

Mr. Kelly served as Chairman (from 2000 to 2013), President (from 1992 to 2010) and CEO (from 1998 to 2011) of Liberty Mutual Group, a multi-line insurance company. Mr. Kelly’s experience also includes senior-level management positions at Aetna Life & Casualty Company. Mr. Kelly was a director of Citizens Financial Group Inc., where he served as Chair of the Audit Committee and Chair of the Joint Risk Assessment Committee. Mr. Kelly was a director of EMC Corporation from 2007 until its merger with Dell Technologies Inc. in 2016. Mr. Kelly is also a member of the Board of Trustees of the Boston Symphony Orchestra; a member of the Senior Advisory Council of the New England College of Business and Finance; a member of the Bretton Woods Committee; a past member of the Board of Trustees for Boston College and former President of the Boston Minuteman Council of the Boy Scouts of America. Mr. Kelly received a Bachelor of Arts degree from Queen’s University in Belfast and a Ph.D. from the Massachusetts Institute of Technology.

Skills and Expertise:

•	Leadership of a major global company in a highly regulated industry

•	Experience in risk management

•	Senior level policy-making experience in the insurance industry

Ms. Morgan has served as Co-CEO of SAP since October 2019 and as a member of the Executive Board of SAP since 2017. Previously, she was President of the SAP Cloud Business Group in 2019, President of SAP Americas and Asia Pacific Japan, Global Customer Operations, from 2017 to 2019, and President of SAP North America from 2014 to 2017. Ms. Morgan has served in several other leadership roles for SAP since joining the company in 2004, including as head of SAP North America’s public sector organization and president of its Regulated Industries business unit. In these roles, Ms. Morgan was a recognized thought-leader on government and public sector technology innovation, represented SAP to the U.S. Government and testified before Congress on technology and acquisition issues. Earlier in her career, Ms. Morgan served in various management roles at Siebel Systems and Accenture. Ms. Morgan is an executive advisory board member of James Madison University College of Business and a board member of NAF, an educational non-profit organization bringing education, business and community leaders together to transform the high school experience. Ms. Morgan earned a Bachelor of Business Administration degree from James Madison University.

Skills and Expertise:

•	Leadership and client experience with technology as a business driver

•	Financial expert with experience in the operations at large, complex global companies

12	BNY Mellon ➢	2020 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Elizabeth E. Robinson

Age 51

Independent Director since 2016

Retired Global Treasurer of The Goldman Sachs Group, Inc.

Committees: Finance, Risk, Technology

Other Current Public Company Board Service: None

Samuel C. Scott III

Age 75

Independent Director of BNY Mellon and predecessor companies since 2003

Retired Chairman, President and CEO of Ingredion Incorporated (formerly Corn Products International, Inc.)

Committees: Audit, Corporate Governance, Nominating and Social Responsibility (Chair), Human Resources and Compensation

Other Current Public Company Board Service: Abbott Laboratories

Ms. Robinson served as Global Treasurer, Partner and Managing Director of The Goldman Sachs Group, Inc., the global financial services company, from 2005 to 2015. Prior to that, Ms. Robinson served in the Financial Institutions Group within the Investment Banking Division of Goldman Sachs.

Ms. Robinson serves on the Board of Directors of Russell Reynolds Associates and is the non-executive Chairman of the Board of Directors of BNY Mellon Government Securities Services Corp. Ms. Robinson chairs the Board of Trustees of Williams College and the Board of Directors of Every Mother Counts. She was, until August 2016, a director of Goldman Sachs Bank USA. Ms. Robinson received a Bachelor of Arts degree from Williams College and an MBA from Columbia University.

Skills and Expertise:

•	Experience in finance and risk management

•	Experience in financial regulation and banking

•	Leadership in the operations of a large global financial institution

Prior to his retirement in 2009, Mr. Scott served as Chairman (since 2001), CEO (since 2001) and President and Chief Operating Officer (since 1997) of Corn Products International, Inc., a leading global ingredients solutions provider now known as Ingredion Incorporated. Mr. Scott previously served as President of CPC International’s Corn Refining division from 1995 to 1997 and President of American Corn Refining from 1989 to 1997.

In addition to the public company board service noted above, Mr. Scott also serves on the board of The Chicago Council on Global Affairs. Mr. Scott served on the board of Motorola Solutions, Inc. from 1993 until 2019 and was its lead director from 2015 to 2019. Mr. Scott received both a Bachelor of Science degree and an MBA degree from Fairleigh Dickinson University.

Skills and Expertise:

•	Senior level policy-making experience in the food industry

•	Leadership of international company

•	Financial expert with experience in the operations and management of a large public company

BNY Mellon ➢	2020 Proxy Statement	13

ITEM 1. ELECTION OF DIRECTORS > Nominees

Frederick O. Terrell

Age 65

Independent Nominee

Retired Executive Vice Chairman, Investment Banking and Capital Markets, Credit Suisse

Committees: None

Other Current Public Company Board Service: ViacomCBS

Alfred W. “Al” Zollar

Age 65

Independent Director since 2019

Executive Partner at Siris Capital Group, LLC

Committees: Audit, Technology (Chair)

Other Current Public Company Board Service: Nasdaq, Inc., Public Service Enterprise Group Incorporated

Mr. Terrell is the retired Executive Vice Chairman of Investment Banking and Capital Markets at Credit Suisse, the global investment bank, and later served as Senior Advisor, from January 2018 to November 2018. From June 2010 to December 2017, Mr. Terrell served as Vice Chairman of Investment Banking and Capital Markets at Credit Suisse. In this capacity he was responsible for the Bank’s global relationships with some of its largest clients. Mr. Terrell was a member of Credit Suisse’s Investment Banking Committee, its Managing Director Promotion Committee and the Board of Trustees of the Credit Suisse America’s Foundation. He began his career as an Associate with The First Boston Corporation in 1983. From 1997 to 2008, he was Founder and Managing Partner of Provender Capital Group, LLC, which made private equity investments in emerging growth-oriented companies.

Mr. Terrell is currently a member of the Board of Directors of the ViacomCBS Corporation and a member of the Investment Committee of the Rockefeller Foundation. He is a former member of the Board of Directors of the New York Life Insurance Company, Wellchoice, Inc. (formerly Empire Blue Cross Blue Shield), and Carver Bancorp Inc., where he served as Chairman of the Board.

He is currently a member of the Board of Directors of the Partnership Fund for New York City, Center for a New American Security, the Economic Club of New York City and the Council on Foreign Relations. He is a former member of the University Council of Yale University and Board of Advisors for the Yale School of Management and Chairman of the Board of the Coro Foundation, New York Leadership Center. Mr. Terrell earned his BA degree from La Verne College, an MA degree from Occidental College and his MBA from the Yale School of Management. Mr. Terrell is a former Coro Foundation Fellow.

Skills and Expertise:

•	Expertise in banking, finance and corporate strategy

•	Leadership in the business of a large global financial institution

•	Experience in advising on corporate strategy and complex transactions

Mr. Zollar has served as an Executive Partner at Siris Capital Group, LLC, a private equity firm specializing in value-oriented mid-market tech buyout investments, since February 2014. Prior to that, Mr. Zollar held various senior management positions at IBM Corporation during his 34-year career at the company, including most recently as General Manager of IBM Tivoli Software.

In addition to the public company board service noted above, Mr. Zollar currently serves as a board member of Pulse Secure, LLC, Stratus Technologies, Inc. and Electronics For Imaging, Inc. Mr. Zollar previously served as a Director of The Chubb Corporation from 2001 until 2016 and of Red Hat, Inc. from 2018 until 2019. Mr. Zollar is also a Harvard Fellow from the 2011 cohort of the Advanced Leadership Initiative at Harvard University, a member of the Executive Leadership Council and a lifetime member of the National Society of Black Engineers. Mr. Zollar serves on the board of the non-profit EL Education. Mr. Zollar earned his master’s degree in applied mathematics from the University of California, San Diego.

Skills and Expertise:

•	Experience in private equity and financing, operating and investing in companies

•	Technology and information management expertise

•	Extensive service on the boards of several large public companies

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ITEM 1. ELECTION OF DIRECTORS > Nominees

Director Qualifications

Skills and Experience Finance - experience in understanding and overseeing financial reporting and internal controls Leadership - overseeing a company or a significant business unit giving him/her leadership qualities and the ability to identify and develop those qualities in others Technology - experience with companies that used or developed technology to improve quality and innovate products and services to increase client satisfaction Global - knowledge of the opportunities and challenges of a large company with a global footprint Governance - knowledge or expertise in current corporate governance trends and practices Risk - knowledge or expertise with respect to risk management processes across a large organization in a regulated industry Financial Services Experience - experience within or leading a financial services company Demographic Background Board Tenure Completed Years 3 4 0 5 15 3 3 16 N/A 1 Gender Male Female Age Years Old 61 63 63 64 74 48 51 75 65 65 Race/Ethnicity African American/Black White/Caucasian Hispanic/Latino

*	Mr. Terrell is a nominee who does not yet serve on our Board.

BNY Mellon ➢	2020 Proxy Statement	15

ITEM 1. ELECTION OF DIRECTORS > Nominees

The CGNSR Committee reviews potential director candidates and makes recommendations to the Board regarding individuals qualified to become Board members. The Board then nominates director candidates for election at Annual Meetings (or selects an individual or individuals to fill vacancies on the Board, as applicable). The CGNSR Committee utilizes Board-approved criteria set forth in our Corporate Governance Guidelines (see “Helpful Resources” on page 87), among other factors, in recommending nominees. Directors chosen to fill vacancies will hold office for a term expiring at the end of the next Annual Meeting.

In recommending nominees for election as directors, our CGNSR Committee considers the following with respect to Board composition:

•	Professional background and experience. The individual’s specific experience, background and education, including skills as described in the table on the prior page, as well as knowledge essential to the oversight of the company’s businesses.

•	Senior-level management positions. The individual’s sustained record of substantial accomplishments in senior-level management positions in business, government, education, technology or not-for-profit enterprises.

•	Judgment and challenge. The individual’s capability of evaluating complex business issues and making sound judgments and constructively challenging management’s recommendations and actions.

•	Diversity. The individual’s contribution to the diversity of the Board (in all aspects of that term), including differences of viewpoints, professional experience, education, skills and other demographics, such as race, gender, ethnicity and sexual orientation, as well as the variety of attributes that contribute to the Board’s collective strength.

•	Intangible attributes. The individual’s character and integrity and interpersonal skills to work with other directors on our Board in ways that are effective, collegial and responsive to the needs of the company.

•	Time. The individual’s willingness and ability to devote the necessary time and effort required for service on our Board.

•	Independence. The individual’s freedom from conflicts of interest that could interfere with their duties as a director.
•	Stockholders’ interests. The individual’s strong commitment to the ethical and diligent pursuit of stockholders’ best interests.

The CGNSR Committee seeks individuals with leadership experience in a variety of contexts and, from company leaders, across a variety of industries. The CGNSR Committee will evaluate all candidates suggested by other directors or third-party search firms (which the company retains from time to time to help identify potential candidates) or recommended by a stockholder for nomination as a director in the same manner. For information on recommending a candidate for nomination as a director see “Contacting the Board” on page 32.

The Board and the CGNSR Committee have concluded that each of our current Board members should be recommended for re-nomination as a director. In considering whether to recommend re-nomination of a director for election at our Annual Meeting, the Board and the CGNSR Committee considered, among other factors:

•	The criteria for the nomination of directors described above,

•	Feedback from the annual Board and committee evaluations,

•	Attendance and preparedness for Board and committee meetings,

•	Outside board and other affiliations, for actual or perceived conflicts of interest,

•	A director’s overall contributions to the Board, and

•	The needs of the company.

Each of the nominees for election as director, other than Messrs. Gibbons and Terrell, was elected as a director at our 2019 Annual Meeting. Mr. Gibbons was identified by the CGNSR Committee as a qualified candidate due to his intimate familiarity with our business and operations in his role as Interim CEO along with the breadth of his skills and experience. Mr. Terrell was identified by the CGNSR Committee as a qualified candidate due to the depth and breadth of his skills and experience, including with respect to his financial services management experience. Our Board believes that the nominees meet the criteria described above, and collectively exhibit proper diversity and depth and breadth of experience to be an effective and engaged board capable of overseeing management of the company. No current director or nominee has a family relationship to any other director, nominee for director or executive officer.

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ITEM 1. ELECTION OF DIRECTORS > Nominees

Charles W. Scharf, who was elected at our 2019 Annual Meeting, resigned as Chair and CEO effective September 26, 2019. Edward P. Garden, John M. Hinshaw and Steven D. Black, each of whom was elected as a director at our 2019 Annual Meeting, resigned effective June 10, 2019, December 6, 2019 and December 10, 2019, respectively. The Board is grateful to Messrs. Scharf, Garden, Hinshaw and Black for their dedication and contributions as directors of the company.

Majority Voting Standard

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the independent Chair or Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the independent Chair or Lead Director) promptly after the certification of the stockholder vote.

Our CGNSR Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. In considering whether to accept or reject the tendered resignation, the CGNSR Committee will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members.

The Board will act on the CGNSR Committee’s recommendation no later than 90 days following the certification of the election in question. In considering the recommendation of the CGNSR Committee, the Board will consider the factors considered by the CGNSR Committee and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose such decision in a Current Report on Form 8-K filed with the SEC. If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

BNY Mellon ➢	2020 Proxy Statement	17

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Our Corporate Governance Practices

We believe that the strength of BNY Mellon’s business reflects the high standards set by our governance structure. It provides guidance in managing the company from the Board on down for the benefit of all our stakeholders including our stockholders, clients, employees and communities. Several of our key governance practices are outlined below.

INDEPENDENCE

✓  Our Board is composed entirely of independent directors (other than our Interim CEO) who regularly meet in executive sessions led by our independent Chair at Board meetings and committee Chairs at committee meetings.

✓  Our independent Chair (or if there is not an independent Chair, the Lead Director), selected annually by our independent directors, has broad powers, including:

• acting as a liaison between and among the other independent directors, the CEO and management generally;

• presiding over Board and stockholder meetings;

• the right to call a special meeting of the independent directors or the full Board;

• reviewing and approving Board meeting agendas, materials and schedules;

• leading executive sessions and meetings of independent directors;

• being available to meet with major stockholders and regulators as applicable; and

• consulting with the Chair of the Human Resources and Compensation Committee on CEO performance, compensation and succession, and reviewing the emergency CEO succession management plan with the CGNSR Committee annually.

✓  All Board committees are composed entirely of independent directors.

ACTIVE ENGAGEMENT

✓  We had a high rate of director attendance at Board and committee meetings in 2019, averaging 93%.

✓  We actively engage with our stakeholders through multiple initiatives, reaching out to investors representing over 50% of our outstanding common shares as well as proxy advisory firms and other stakeholders.

✓  Stockholders and other interested parties can directly contact our Board (see “Contacting the Board” on page 32 and “Helpful Resources” on page 87).

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

BOARD GOVERNANCE

✓  Our Corporate Governance Guidelines require that the CGNSR Committee consider enhanced director qualifications in connection with director nominations, including a nominee’s character and integrity, diversity characteristics and record of accomplishment in senior-level roles.

✓  Our Board, each of our standing committees, and each of our individual directors conduct annual self-evaluations that have resulted in enhancements to Board functioning (see “Evaluation of Board and Committee Effectiveness” on page 21).

✓  Our by-laws permit holders in the aggregate of 20% of our outstanding common stock to call a special stockholder meeting.

✓  Our Restated Certificate of Incorporation, as amended, allows for action by written consent of stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting.

✓  During 2019, we revised our Corporate Governance Guidelines to facilitate the selection of an independent Chair or a Lead Director based on the best interests of the company. Joseph J. Echevarria, who served as Lead Director during our prior CEO and Chair’s tenure, was elected independent Chair when Mr. Gibbons was appointed as Interim CEO and a member of the Board.

✓  We revised our Corporate Governance Guidelines to provide the CGNSR Committee with the discretion to recommend to the Board, and the Board the discretion to approve, a nominee for re-election who would be 75 years of age or older at the time of election if, after considering the criteria for selecting director nominees, the capacity of such nominee to continue to make meaningful contributions to the Board and the needs of the company, the Board determines that the re-nomination is in the best interests of the company.

✓  We amended the policies related to trading in company securities by executive officers and directors to specifically prohibit pledging company securities.

✓  We signed, and committed to apply, the Commonsense Principles 2.0, a public statement of corporate governance principles intended to provide a framework for sound, long-term-oriented governance.

✓  We have endorsed the Business Roundtable’s Statement on the Purpose of a Corporation, publicly reinforcing our commitment to all stakeholders.

✓  We have committed to explore the Task Force on Climate-related Financial Disclosure’s framework with respect to climate change scenario analysis.

✓  Our Board participates in information sessions during regularly scheduled and special meetings, receiving business, regulatory and other updates from senior management, including risk executives and our General Counsel.

ROBUST PROGRAMS

✓  A significant portion of director compensation is paid in deferred stock units, which must be held as long as the director serves on the Board.

✓  Our codes of conduct apply to our directors, as well as all of our employees, providing a framework for the highest standards of professional conduct and fostering a culture of honesty and accountability.

✓  We continue to enhance our robust director orientation program in which new directors participate, and all directors are encouraged to participate in continuing education programs for which expenses are reimbursed.

WHAT WE DON’T DO

×   No staggered board.

×   No “poison pill” (stockholders’ rights plan).

×   No supermajority voting. Action by stockholders requires only a majority of the votes cast (not a majority of the shares present and entitled to vote).

×   No plurality voting in uncontested director elections. Each director must be elected by a majority of the votes cast.

BNY Mellon ➢	2020 Proxy Statement	19

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Corporate Governance Developments

Based on stockholder engagement, over the past several years our Board has focused on Board refreshment and succession efforts. Seven of the nine incumbent members of our Board began his or her tenure as a director in the last five years. Each of these new directors has added experience and expertise to our Board, complementing and supplementing the experience, diversity and talents of our Board as a whole. Although the CGNSR Committee is principally involved in Board succession and recruitment, our entire Board plays a role in recruiting, interviewing and assessing candidates. Our Board’s succession planning is an ongoing, robust endeavor and will continue to focus on enhancing the diversity of our Board.

Our Board, led by our CGNSR Committee, continually seeks to improve our governance structures, and has recently made the following enhancements:

•	Received stockholder approval and amended our Restated Certificate of Incorporation to provide for action by written consent of stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting.

•	Revised our Corporate Governance Guidelines to provide for either an independent Chair or a Lead Director based on the best interests of the company.

•	Amended the policies related to trading in company securities by executive officers and directors to specifically prohibit pledging company securities.
•	Revised our Corporate Governance Guidelines to provide the CGNSR Committee with the discretion to recommend to the Board, and the Board the discretion to approve, a nominee for re-election who would be 75 years of age or older at the time of election if, after considering the criteria for selecting director nominees, the capacity of such nominee to continue to make meaningful contributions to the Board and the needs of the company, the Board determines that the re-nomination is in the best interests of the company.

A central focus of our corporate governance framework is the identification and implementation of best practices through engagement with stakeholder groups. As a result of this engagement, in October 2018, we signed the Commonsense Principles 2.0, a public statement of corporate governance principles intended to provide a framework for sound, long-term-oriented governance, and in doing so, committed to applying them to our business. The Commonsense Principles 2.0 address matters including the importance of director independence and stockholder rights. We have also endorsed the Business Roundtable’s Statement on the Purpose of the Corporation, which was issued in August 2019. The Statement on the Purpose of the Corporation publicly reinforces our commitment to all of our stakeholders in pursuing improvements in our performance. While we believe that our corporate governance policies are generally consistent with the Commonsense Principles 2.0 and the Business Roundtable’s Statement, we will continue to evaluate and, where necessary, make changes to align with best practices set forth in the principles and other governance developments.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Evaluation of Board and Committee Effectiveness

Annually, the Board and each of our standing committees conduct a self-evaluation aimed at continually enhancing Board and individual director performance. The Board and management then work together to take appropriate action in light of the results of the self-evaluations.

Design of Assessment Process CGNSR Committee and independent Chair (or Lead Director, as applicable) determine the process, scope and contents of the Board's annual performance evaluation. The process is generally designed to facilitate a multi-year perspective and year-over-year comparability of feedback and assessment results. Evaluation and Director Self- Assessment Each director is provided with one evaluation questionnaire for the full Board and one for each standing committee on which such director serves. Each director also participates in annual, individual interviews guided by our General Counsel which allow each director an opportunity to elaborate on their questionnaire submissions and to provide candid reflection on their personal contributions, the performance of other directors and Board and committee effectiveness generally. Topics covered as part of the evaluation process: Director contribution and performance Board structure and size, and Board dynamics - Strategic priorities for the Board to focus oversight Range of business, professional and other backgrounds necessary to serve the company Content and form of information provided to the Board by management Review and Presentation of Findings With the assistance of an independent, third-party consultant, the questionnaire responses and interview feedback are aggregated and a report is prepared for the Board and each Committee. Each standing committee self-evaluation is conducted by the respective committee Chairs in executive session at the next scheduled committee meeting after feedback is gathered. The independent Chair (or Lead Director, as applicable) leads an executive session of the full Board in which Board self-evaluation results are presented and the standing committee self-evaluations are reported. Follow-Up and Accountability Self evaluation results are compared to prior year results to track improvements and promote long-term accountability. Board and management take appropriate action as necessary to address additional considerations. Areas in which director feedback has led to further discussion and enhancements: - Adjustments to content, timing and style of Board presentation materials Allocation of timing among committee and Board meetings and executive sessions Board and management succession

BNY Mellon ➢	2020 Proxy Statement	21

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Succession Planning

Succession planning is a priority for the Board and our senior management, with the goal of ensuring a strong pipeline of leaders for the future. The Human Resources and Compensation Committee (the “HRC Committee”), and ultimately the entire Board, reviews the succession plan for our CEO on a regular basis. This plan identifies a “readiness” level and ranking for internal candidates and incorporates flexibility for the Board to define an external hire as a succession option. There is also an emergency CEO succession management plan that is reviewed at least annually by the independent Chair or Lead Director and the CGNSR Committee.

The Board and the HRC Committee also regularly engage in formal succession planning for the balance of our management Executive Committee members. This succession protocol includes identifying a rank and readiness level for potential internal candidates and strategically planning for external hires for positions where, for example, capability gaps are identified. The HRC Committee and the Board review the succession plans for all management Executive Committee positions.

CEO Search

The Board has delegated to the independent Chair the power to form a sub-committee composed of independent directors to determine the timeline for and undertake the process of identifying and recommending to the Board one or more CEO candidates. The sub-committee has the authority to retain external advisors to assist in the identification of a pool of candidates for consideration.

Active Stockholder Engagement Program

We conduct extensive governance reviews and investor outreach throughout the year. Management reports regularly to the independent directors to keep them informed of stockholders’ perspectives on a variety of issues, including governance, strategy and performance, and enable them to consider and address those matters effectively. Through our investor engagement process in 2019 and 2020, we reached out to over 50% of our stockholders.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Board Leadership Structure

In connection with the appointment of our Interim CEO, the Board reviewed its leadership structure — consisting of a combined Chair and CEO with an independent Lead Director — in light of the Board’s composition, the company’s size, the nature of the company’s business, the regulatory framework under which the company operates, the company’s stockholder base, the company’s peer group and other relevant factors. Our Board determined that, in connection with the appointment of the Interim CEO, it was appropriate to separate the position of Chair and Interim CEO. As a result, the Board appointed Joseph J. Echevarria as independent Chair and Mr. Gibbons, as Interim CEO, to serve as a non-independent member of the Board.

The duties and responsibilities of our independent Chair are robust and include:

•	acting as a liaison between and among the other independent directors, the CEO and management generally;

•	presiding over Board and stockholder meetings;

•	the right to call a special meeting of the independent directors or the full Board;

•	reviewing and approving Board meeting agendas, materials and schedules;

•	leading executive sessions and meetings of independent directors;

•	being available to meet with major stockholders and regulators as applicable; and

•	consulting with the Chair of the HRC Committee on CEO performance, compensation and succession, and reviewing the emergency CEO succession management plan with the CGNSR Committee annually.

Our Corporate Governance Guidelines provide that the Board will select its Chair in the manner it considers to be in the best interests of the company at any given time. If the Board determines to appoint the CEO as Chair, then the Board will also appoint an independent Lead Director who will carry out the duties specified in our Corporate Governance Guidelines.

BNY Mellon ➢	2020 Proxy Statement	23

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Director Independence

Our Board has determined that 9 of our 10 director nominees are independent. Our independent director nominees are Linda Z. Cook; Joseph J. Echevarria; Jeffrey A. Goldstein; Edmund F. “Ted” Kelly; Jennifer B. Morgan; Elizabeth E. Robinson; Samuel C. Scott III; Frederick O. Terrell and Alfred W. “Al” Zollar. Our Interim CEO, Thomas P. “Todd” Gibbons is not independent. The Board has also determined that each of Steven D. Black, Edward P. Garden and John M. Hinshaw, who are not standing for re-election as directors this year, and Mark A. Nordenberg, who did not stand for reelection as a director last year, was independent during the period in 2019 in which he served as a director.

Our Standards of Independence

For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. Our Board has established standards (which are also included in our Corporate Governance Guidelines) based on the specified categories and types of transactions, which conform to, or in some cases are more exacting than, the independence requirements of the New York Stock Exchange (“NYSE”).

Our Board will also determine that a director is not independent if it finds that the director has material business arrangements with us that would jeopardize that director’s judgment. In making this determination, our Board reviews business arrangements between the company and the director and between the company and any other company for which the director serves as an officer or general partner, or of which the director directly or indirectly owns 10% or more of the equity. Our Board has determined that these arrangements will not be considered material if:

•	they are of a type that we usually and customarily offer to customers or vendors;

•	they are on terms substantially similar to those for comparable transactions with other customers or vendors under similar circumstances;

•	in the event that the arrangements had not been made or were terminated in the normal course of business, it is not reasonably likely that there would be a material adverse effect on the financial condition, results of operations or business of the recipient; or
•	in the case of personal loans, the loans are subject to and in compliance with Regulation O of the Board of Governors of the Federal Reserve System.

Our Board may also consider other factors as it may deem necessary to arrive at sound determinations as to the independence of each director, and such factors may override the conclusion of independence or non-independence that would be reached simply by reference to the factors listed above.

In determining that Mr. Terrell and each of the directors other than Mr. Gibbons, including each former director other than Mr. Scharf, who served on our Board in 2019, is independent, our Board reviewed these standards, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each nominee, director or former director.

The following categories or types of transactions, relationships and arrangements were considered by the Board in determining that a director is independent. None of these transactions, relationships and arrangements rose to the level that would require disclosure under our related party transactions policy which is described in more detail on page 84. In each case, the amounts involved were below the thresholds of the corporate governance rules of the NYSE and the SEC and our Corporate Governance Guidelines, including that none of the transactions described below were in an amount that exceeded the greater of $1 million or 2% of such other entity’s consolidated gross revenues:

•	Purchases of goods or services in the ordinary course of business. The company and its subsidiaries purchased goods and services from the following organizations during a period in 2019 when one of our independent directors or nominees served as an executive officer of, or was otherwise employed by, such organization: SAP SE (Ms. Morgan) and the University of Pittsburgh (Mr. Nordenberg). All of these purchases were made in the ordinary course of business. These purchases, when aggregated by seller, did not exceed 1% of the seller’s annual revenue for its last reported fiscal year or of our annual revenue for 2019.

•	Sales of goods or services in the ordinary course of business. The company and its subsidiaries provided various financial services — including

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

asset management services, asset servicing, global markets services, clearing services, issuer services, treasury services, liquidity investment services or credit services — to the following organizations during a period in 2019 when one of our independent directors or nominees or a member of their immediate family served as an executive officer of, or the independent director or nominee was otherwise employed by, such organization: EIG Global Energy Partners (Ms. Cook); Trian Fund Management, L.P. (Mr. Garden); Hellman & Friedman LLC (Mr. Goldstein); SAP SE (Ms. Morgan); the University of Pittsburgh (Mr. Nordenberg) and Power Corporation of Canada (Ms. Robinson). All of the services were provided in the ordinary course of our business and at prevailing customer rates and terms. The amount of fees paid to us by each purchaser was less than 1% of the purchaser’s annual revenue for its last reported fiscal year and of our annual revenue for 2019.

•	Customer relationships. We and our subsidiaries provide ordinary course services, including asset management services and banking services, to Mr. Nordenberg, in each case on terms substantially similar to those offered to other customers in similar circumstances.

•	Charitable contributions. We made (directly, through our subsidiaries or by the BNY Mellon Foundation or the BNY Mellon Foundation of Southwestern Pennsylvania) charitable contributions to not-for-profit, charitable or tax-exempt organizations for which one of our independent directors or nominees served as a director, executive officer or trustee (or a family member of one of our independent directors or nominees served as an executive officer) during 2019, namely Messrs. Nordenberg, Scott and Terrell. In 2019, charitable contributions to these organizations did not exceed the thresholds set out in the corporate governance rules of the NYSE and the SEC and our Corporate Governance Guidelines.

•	Beneficial ownership or voting power. In the ordinary course of our investment management business, we beneficially own or have the power to vote (directly or through our subsidiaries or through funds advised by our subsidiaries) shares of SAP SE, for which our independent director Ms. Morgan served as an executive officer in 2019. As of December 31, 2019, we, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote 0.033% of the outstanding shares of SAP SE.

Our Board determined that none of the transactions, relationships and arrangements described above constituted a material relationship between the respective director or nominee and our company or its subsidiaries for the purpose of the corporate governance rules of the NYSE and SEC and our Corporate Governance Guidelines. As such, our Board determined that these transactions, relationships and arrangements did not affect the independence of such director or nominee and did not impair their ability to act in the stockholders’ best interests.

BNY Mellon ➢	2020 Proxy Statement	25

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Oversight of Risk

Successful management of our company requires understanding, identification and management of risk. We oversee risk through multiple lines of defense.

Entity	Primary Responsibilities for Risk Management

Risk Committee, consisting entirely of independent directors

•  Review and approval of the enterprise-wide risk management practices of the company.

•  Review and approval of the company’s risk appetite statement on an annual basis, and approval of any material amendment to the statement.

•  Review of significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures, including, without limitation, credit, market, fiduciary, liquidity, reputational, operational, fraud, strategic, technology (data-security, information, business-continuity), and risks associated with incentive compensation plans.

•  Evaluation of risk exposure and tolerance, and approval of Board level limits or exceptions.

•  Review and evaluation of the company’s policies and practices with respect to risk assessment and risk management.

•  Review, with respect to risk management and compliance, of (1) reports and significant findings of the company’s Risk and Compliance department (the “Risk department”) and the Internal Audit department (“Internal Audit”), (2) significant reports from regulatory agencies and management’s responses, and (3) the Risk department’s scope of work and its planned activities.

Audit Committee, consisting entirely of independent directors

•  Review and discussion of policies with respect to risk assessment and risk management.

•  Oversight responsibility with respect to the integrity of our company’s financial reporting and systems of internal controls regarding finance and accounting, as well as our financial statements.

•  Coordinate with the Risk Committee to ensure each Committee has received, and when appropriate discussed the information necessary to fulfill each Committee’s respective responsibilities and duties with respect to areas of common interest (including, among other matters, the company’s methods for identifying and managing risks).

•  Review of periodic reports regarding corporate-wide compliance with laws and regulations.

•  Review of any items escalated by the Risk Committee that have significant financial statement impact or require significant financial statement/regulatory disclosures.

Management

•  Chief Risk Officer: Implement an effective risk management framework and daily oversight of risk.

•  Internal Audit: Provide reliable and timely information to our Board and management regarding our company’s effectiveness in identifying and appropriately controlling risks.

•  Senior Risk and Control Committee: Review significant risk events, emerging risks and drivers of risk. Serve as the most senior management-level risk governance body at the company, and review on an ongoing basis the top risks. Provide oversight for all risk management, compliance and ethics activities and processes, including the risk framework.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

In addition, the Risk Committee reviews the appointment, performance and replacement of our Chief Risk Officer, and the Senior Risk and Control Committee’s activities, and any significant changes in its key responsibilities must be reported to the Risk Committee. Our company has also formed several risk management sub-committees to identify, assess and manage risks. Each risk management sub-committee reports its activities to the Senior Risk and Control Committee and any significant changes in the key responsibilities of any sub-committee, or a change in the Chair of any sub-committee, must be approved by our Chief Risk Officer and subsequently reported to the Senior Risk and Control Committee.

Our company also has a comprehensive internal risk framework, which facilitates risk oversight by our Risk Committee. Our risk management framework is designed to:

•	provide that risks are identified, monitored, reported, and priced properly;
•	define and measure the type and amount of risk the company is willing to take;

•	communicate the type and amount of risk taken to the appropriate level;

•	maintain a risk management organization that is independent of risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Our primary risk exposures as well as our risk management framework and methodologies are discussed in further detail on pages 50 through 56 in our 2019 Annual Report. See “How We Address Risk and Control” on page 54 below for a discussion of risk assessment as it relates to our compensation program.

Board Meetings and Committee Information

Board Meetings

Our Corporate Governance Guidelines provide that our directors are expected to attend our Annual Meeting of stockholders and all regular and special meetings of our Board and committees on which they sit. All of our directors attended our 2019 Annual Meeting of stockholders, either in person or via webcast.

Our Board held 18 meetings in 2019. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which he or she sat, and the average attendance rate for incumbent directors was 99%.

BNY Mellon ➢	2020 Proxy Statement	27

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Committees and Committee Charters

Our Board has established six standing committees, and a description of each is provided below. Each committee makes recommendations to our Board as appropriate and reports periodically to the entire Board. The charter for each committee is available on our website (see “Helpful Resources” on page 87).

Audit Committee Independent 13 Meetings in 2019

Joseph J. Echevarria (Chair), Linda Z. Cook, Jennifer B. Morgan, Samuel C. Scott III, Alfred W. “Al” Zollar

Overseeing Independent Registered Public Accountant. Our Audit Committee has direct responsibility for the appointment, compensation, annual evaluation, retention and oversight of the work of the registered independent public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us. The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accountants and each year, the Committee recommends that our Board request stockholder ratification of the appointment of the independent registered public accountants.

Overseeing Internal Audit Function. The Committee acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. The Committee reviews the organizational structure, qualifications, independence and performance of Internal Audit and the scope of its planned activities, at least annually. The Committee also approves the appointment of our internal Chief Auditor, who functionally reports directly to the Committee and administratively reports to the CEO, and annually reviews his or her performance and, as appropriate, replaces the Chief Auditor.

Overseeing Internal Controls over Financial Statements and Reports. The Committee oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. Quarterly, the Committee reviews a report from the company’s Disclosure Committee and reports concerning the status of our annual review of internal control over financial reporting, including (1) information about (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect our ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting, and (2) management’s responses to any such circumstance. The Committee also oversees our management’s work in preparing our financial statements, which will be audited by our independent registered public accountants.

Financial Planning and Analysis. The Committee reviews: (1) financial forecasts, operating budgets, capital expenditures and expense management programs, and progress relative to targets and relative to competitors; and (2) plans with regard to net interest revenue, investment portfolio activities and progress relative to such plans and activities.

Members and Financial Expert. The Committee consists entirely of directors who meet the independence requirements of listing standards of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”). All members are financially literate within the meaning of the NYSE listing standards as interpreted by our Board and are outside directors, independent of management, and are not large customers of the company, under the FDIC’s rules and regulations. Our Board has determined that (i) each of Messrs. Echevarria and Scott and Ms. Morgan satisfy the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon their experience actively supervising a principal accounting or financial officer or public accountant, (ii) each of Messrs. Echevarria, Scott and Zollar and Messes. Cook and Morgan has accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board and (iii) each of Messrs. Echevarria, Scott and Zollar and Ms. Morgan has “banking or financial management expertise” as set out in the FDIC’s rules and regulations.

28	BNY Mellon ➢	2020 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Corporate Governance, Nominating and Social Responsibility Committee Independent 7 Meetings in 2019

Samuel C. Scott III (Chair), Linda Z. Cook, Joseph J. Echevarria

Corporate Governance Matters. As further described on page 16, our CGNSR Committee assists our Board in identifying, reviewing and recommending individuals qualified to become Board members. The Committee periodically considers the size of our Board and recommends changes to the size as warranted and is responsible for developing and recommending to our Board our Corporate Governance Guidelines and proposing changes to these guidelines from time to time as may be appropriate. In addition, the Committee oversees evaluations of our Board and its committees, reviews the structure and responsibilities of the Board’s committees and annually considers committee assignments, recommending changes to those assignments as necessary.

Oversight of Director Compensation and Benefits. The Committee reviews non-employee director compensation and benefits on an annual basis and makes recommendations to our Board on appropriate compensation, and is responsible for approving compensation arrangements for non-employee members of the Boards of our significant subsidiaries.

Corporate Social Responsibility. The Committee promotes a culture that emphasizes and sets high standards for corporate citizenship and reviews corporate performance against those standards. The Committee is responsible for the oversight of the company’s programs regarding strategic philanthropy and employee community involvement, public policy and advocacy, including lobbying and political contributions, environmental management, corporate social responsibility of suppliers, corporate social responsibility governance and reporting and human rights. The Committee also provides oversight for the company’s compliance with the Community Reinvestment Act and Fair Lending laws and considers the impact of the company’s businesses, operations and programs from a social responsibility perspective, taking into account the interests of stockholders, clients, suppliers, employees, communities and regulators.

For additional information regarding the company’s commitment to corporate social responsibility and recent initiatives, see “Corporate Social Responsibility” on page 4 and “Helpful Resources” on page 87.

Finance Committee Independent 6 Meetings in 2019

Jeffrey A. Goldstein (Chair), Joseph J. Echevarria, Elizabeth E. Robinson

The Finance Committee assists the Board in fulfilling its responsibilities with respect to the monitoring and oversight of the company’s financial resources and strategies. The Committee’s responsibilities and duties include reviewing the company’s capital structure, annual capital plan, capital raising and capital distributions as well as the financial aspects of our recovery and resolution plans. In addition, the Committee is responsible for approving and recommending to our Board our annual capital plan submission and capital management policy.

BNY Mellon ➢	2020 Proxy Statement	29

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Human Resources and Compensation Committee Independent 5 Meetings in 2019

Linda Z. Cook (Chair),[1] Jeffrey A. Goldstein, Edmund F. “Ted” Kelly, Samuel C. Scott III

Compensation and Benefits. The HRC Committee is generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the CEO position and our diversity and inclusion programs. The Committee also administers and makes equity and/or cash awards under plans adopted for the benefit of our employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained. The Committee also evaluates and approves the total compensation of the CEO and all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to the approval of our entire Board. The Committee also oversees certain retirement plans that we sponsor to ensure that: (1) they provide an appropriate level of benefits in a cost-effective manner to meet our needs and objectives in sponsoring such plans; (2) they are properly and efficiently administered in accordance with their terms to avoid unnecessary costs and minimize any potential liabilities to us; (3) our responsibilities as plan sponsor are satisfied; and (4) financial and other information with respect to such plans is properly recorded and reported in accordance with applicable legal requirements.

CEO Compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO, reviews his performance in light of those goals and objectives, and determines and approves his compensation on the basis of its evaluation. With respect to the performance evaluation and compensation decisions regarding our CEO, the Committee reports its preliminary conclusions to the other independent directors of our full Board in executive session and solicits their input prior to finalizing the Committee’s decisions.

Executive Compensation. The Committee establishes the compensation of executive officers, oversees executive compensation and reviews the appointment, promotion, performance and potential of senior managers of the company.

Delegated Authority. The Committee has delegated to our CEO the responsibility for determining equity awards to certain employees, other than to himself or to our executive officers, who are eligible to receive grants under our 2019 Long-Term Incentive Plan (“LTIP”). This delegated authority extends to both annual equity awards and equity awards granted outside of the annual awards process (“off-cycle awards”). Our CEO’s delegated authority is subject to certain limitations, including the aggregate shares represented by plan awards that may be granted to any one individual in any calendar year (100,000, to any one individual, with a maximum of 1,000,000 aggregate shares represented by plan awards for off-cycle awards in any a calendar year). In addition, the Committee may delegate limited authority to our CEO to grant awards under the LTIP beyond these limits in connection with specific acquisitions or similar transactions.

Management Involvement. Our management provides information and recommendations for the Committee’s decision-making process in connection with the amount and form of executive compensation, except that no member of management will participate in the decision-making process with respect to his or her own compensation. The “Compensation Discussion and Analysis” starting on page 37 discusses the role of our Interim CEO in determining or recommending the amount and form of executive compensation. In addition, we address the role of our management and its independent compensation consultants and the role of the Committee’s independent outside compensation advisor in determining and recommending executive compensation on page 31.

[1]	Edward P. Garden was Chair until his resignation effective June 10, 2019, and Steven D. Black was Chair from June 10, 2019 until his resignation effective December 10, 2019.

30	BNY Mellon ➢	2020 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Risk Committee Independent 5 Meetings in 2019

Edmund F. “Ted” Kelly (Chair), Jeffrey A. Goldstein, Elizabeth E. Robinson

See “Oversight of Risk” on page 26 above for a discussion of the Risk Committee’s duties and responsibilities, which include: (1) review and approval of enterprise-wide risk management practices; (2) review and approval of the company’s risk appetite statement; (3) review of significant financial and other risk exposures; (4) evaluation of risk exposure and tolerance; (5) review and evaluation of the company’s policies and practices with respect to risk assessment and risk management; and (6) review, with respect to risk management and compliance, of certain significant management and/or regulatory reports. Our Board has determined that Mr. Kelly satisfies the independence requirements to serve as Chair of the Risk Committee set out in the Board of Governors of the Federal Reserve System rules and has experience in identifying, assessing, and managing risk exposures of large, complex financial firms based upon his senior leadership experience of a multi-line insurance company.

Technology Committee Independent 12 Meetings in 2019

Alfred W. “Al” Zollar (Chair)[1], Jennifer B. Morgan, Elizabeth E. Robinson

Technology Planning and Strategy. The Technology Committee is responsible for reviewing and approving the company’s technology planning and strategy, reviewing significant technology investments and expenditures, and monitoring and evaluating existing and future trends in technology that may affect our strategic plans, including monitoring overall industry trends. The Committee receives reports from management concerning the company’s technology and approves related policies or recommends such policies to the Board for approval, as appropriate. The Committee also oversees risks associated with technology.

Compensation Consultants to the HRC Committee

The HRC Committee has the sole authority to retain, terminate and approve the fees and other engagement terms of any compensation consultant directly assisting the Committee, and may select or receive advice from any compensation consultant only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in the NYSE’s rules.

The HRC Committee has engaged Compensation Advisory Partners LLC (“CAP”) to serve as its independent compensation consultant. As discussed in greater detail in the “Compensation Discussion and Analysis” beginning on page 37 below, throughout the year, CAP assists the committee in its analysis and evaluation of compensation matters relating to our executive officers. CAP reports directly to the Committee, attends the in-person and telephonic meetings of the committee, and meets with the Committee in executive session without management present. CAP also reviews and provides input on committee meeting materials and advises on other matters considered by the Committee.

The HRC Committee annually reviews the independence of its compensation consultant. CAP works with management in executing its services to the Committee, but does not provide services to management without pre-approval by the committee Chair. In addition, CAP maintains, and has provided to the Committee, a written policy designed to avoid, and address potential, conflicts of interest.

In 2019, in addition to serving as the HRC Committee’s independent compensation consultant, CAP also advised the CGNSR Committee with respect to non-employee director compensation. The HRC Committee considered the company’s relationship with CAP, assessed the independence of CAP pursuant to SEC and NYSE rules and concluded that there are no conflicts of interest that would prevent CAP from independently representing the HRC Committee.

[1]	John M. Hinshaw served as Chair until his resignation effective December 6, 2019.

BNY Mellon ➢	2020 Proxy Statement	31

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Contacting the Board

Interested parties may send communications to our Board or our independent directors or any Board committee through our independent Chair or, as applicable, Lead Director, in accordance with the procedures set forth on our website (see “Helpful Resources” on page 87).

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board or any individual director unless the item is marked “Confidential” or “Personal.” If so marked and addressed to the Board, it will be delivered unopened to the independent Chair or, as applicable, Lead Director. If so marked and addressed to an individual director, it will be delivered to the addressee unopened. If, upon opening an envelope or package not so marked, the Corporate Secretary determines that it contains a magazine, solicitation or advertisement, the contents may be discarded. Any written communication regarding accounting matters to our Board is processed in accordance with procedures adopted by the Audit Committee with respect to the receipt, review and processing of, and any response to, such matters.

In addition, all directors are expected to attend each Annual Meeting of stockholders. While our by-laws, consistent with Delaware law, permit stockholder meetings to occur by remote communication, we intend this to be used only in exigent circumstances. Our Board believes that an in-person Annual Meeting provides an important opportunity for stockholders to ask questions.

32	BNY Mellon ➢	2020 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Director Compensation

Our Corporate Governance Guidelines provide that compensation for our independent directors’ services may include annual cash retainers; shares of our common stock; deferred stock units or options on such shares; meeting fees; fees for serving as a committee Chair; and fees for serving as a director of one of our subsidiaries. We also reimburse directors for their reasonable out-of-pocket expenses in connection with attendance at Board meetings. In the case of airfare, directors are reimbursed for their travel expenses not exceeding the first-class commercial rate. In addition, corporate aircraft may be used for directors in accordance with the company’s aircraft usage policy. Directors will also be reimbursed for reasonable out-of-pocket expenses (including tuition and registration fees) relating to attendance at seminars and training sessions relevant to their service on the Board and in connection with meetings or conferences which they attend at the company’s request.

Each year, the CGNSR Committee is responsible for reviewing and making recommendations to the Board regarding independent director compensation. The CGNSR Committee annually reviews independent director compensation to ensure that it is consistent with market practice and aligns our directors’ interests with those of long-term stockholders while not calling into question the directors’ objectivity. In undertaking its review, the CGNSR Committee utilizes benchmarking data regarding independent director compensation of the company’s peer group based on public filings with the SEC, as well as survey information analyzing independent director compensation at U.S. public companies.

Based on its review for 2019, the CGNSR Committee recommended, and the Board approved, an annual equity award with a value of $155,000 for each independent director. The annual equity award is in the form of deferred stock units that vest on the earlier of one year after the date of the award or on the date of the next Annual Meeting of stockholders, and must be held for as long as the director serves on the Board. The units accrue dividends, which are reinvested in additional deferred stock units. This award of deferred stock units was granted shortly after the 2019 Annual Meeting for directors elected or re-elected at such meeting.

For 2019, our independent directors received an annual cash retainer of $110,000, payable in quarterly installments in advance. In addition, the Chair of the HRC Committee received an annual cash retainer of $25,000, the Chairs of the Audit Committee and the Risk Committee each received an annual cash retainer of $30,000, the Chairs of all other committees each received an annual cash retainer of $20,000, each member of the Audit Committee and the Risk Committee received an annual membership fee of $10,000, and our Lead Director received an annual cash retainer of $50,000.

In connection with the appointment of our Interim CEO, the CGNSR Committee recommended and the Board approved the appointment of an independent Chair. After receiving input from our external compensation and legal advisors, the CGNSR Committee recommended and the Board approved an annual cash retainer of $150,000 for the role of independent Chair of the Board.

In conducting its annual review for 2020, the CGNSR Committee engaged CAP to review the design and competitiveness of our independent director compensation structure. After receiving input from CAP, the CGNSR Committee determined to recommend, and the Board approved, increasing the value of the annual equity component of our independent director compensation to $185,000, which will be granted to independent directors elected at the 2020 Annual Meeting in the form of deferred stock units on the same terms and conditions as the 2019 award. We believe this increase is consistent with market practice, recognizes the critical role that our independent directors play in effectively managing the company and responding to stockholders, regulators and other key stakeholders, and will assist us in attracting and retaining highly qualified director candidates. For similar reasons, the CGNSR Committee also recommended, and the Board approved, an increase in the cash fees paid to members for service on the Audit and Risk Committees of our Board from $10,000 to $15,000 for 2020.

Under our Corporate Governance Guidelines, by the fifth anniversary of their service on the Board, directors are required to own a number of shares of our common stock with a market value of at least five times the annual cash retainer.

Our directors are not permitted to hedge, pledge or transfer any of their deferred stock units and are subject to a robust hedging and pledging policy as described in further detail under “Compensation Discussion and Analysis — Pay Practices — Hedging and Pledging” on page 51 below. This policy prohibits our directors from hedging or pledging company securities owned directly or indirectly and from engaging in certain transactions involving our securities and requires directors to pre-clear any transaction in company stock or derivative securities with our legal department (including gifts and other similar transactions).

BNY Mellon ➢	2020 Proxy Statement	33

ITEM 1. ELECTION OF DIRECTORS > Director Compensation

In the 2007 merger of The Bank of New York Company, Inc. and Mellon Financial Corporation, we assumed the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the “Bank of New York Directors Plan”) and the Mellon Elective Deferred Compensation Plan for Directors (the “Mellon Directors Plan”). Under the Bank of New York Directors Plan, participating legacy Bank of New York directors continued to defer receipt of all or part of their annual retainer and committee fees earned through 2007. Under the Mellon Directors Plan, participating legacy Mellon directors continued to defer receipt of all or part of their annual retainer and fees earned through 2007. Both plans are nonqualified plans, and neither plan is funded.

Although the Bank of New York Directors Plan and the Mellon Directors Plan continue to exist, all new deferrals of director compensation by any of the independent directors have been made under the Director Deferred Compensation Plan, which was adopted effective as of January 1, 2008. Under this plan, an independent director can direct all or a portion of his or her annual retainer or other fees into either (1) variable funds, credited with gains or losses that mirror market performance of market style funds or (2) the company’s phantom stock.

Director Compensation Table

The following table provides information concerning the compensation of each independent director who served in 2019. Neither Mr. Gibbons nor Mr. Scharf received any compensation for his services as a director. Mr. Garden has advised us that, pursuant to his arrangement with Trian, he transferred to Trian, or holds for the benefit of Trian, all director compensation paid to him.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(7)	Total ($)
Steven D. Black(1)(2)	$132,500	$0	$0	$0	$132,500
Linda Z. Cook	$120,000	$155,000	$0	$0	$275,000
Joseph J. Echevarria(1)	$200,000	$155,000	$0	$0	$355,000
Edward P. Garden(3)	$77,500	$0	$0	$0	$77,500
Jeffrey A. Goldstein(1)	$140,000	$155,000	$0	$0	$295,000
John M. Hinshaw(1)(4)	$140,000	$0	$0	$0	$140,000
Edmund F. “Ted” Kelly	$150,000	$155,000	$0	$0	$305,000
Jennifer B. Morgan(1)	$120,000	$155,000	$0	$0	$275,000
Mark A. Nordenberg(5)	$65,000	$0	$0	$4,073	$69,073
Elizabeth E. Robinson(1)	$120,000	$155,000	$0	$156,250	$431,250
Samuel C. Scott III	$140,000	$155,000	$0	$965	$295,965
Alfred W. “Al” Zollar	$55,000	$155,000	$0	$0	$210,000

(1)	Elected to defer all or part of cash compensation in the Director Deferred Compensation Plan.

(2)	Mr. Black resigned as a director effective December 10, 2019.

(3)	Mr. Garden resigned as a director effective June 10, 2019.

(4)	Mr. Hinshaw resigned as a director effective December 6, 2019.

(5)	Mr. Nordenberg retired as a director effective April 9, 2019.

(6)

Amount shown represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (or “FASB ASC”) 718 Compensation-Stock Compensation for 3,201 deferred stock units granted to each independent director in April 2019 (excluding Mr. Nordenberg, who retired effective April 9, 2019), using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 (“2019 Annual Report”). As of December 31, 2019, each of Mses. Cook, Morgan and Robinson and Messrs. Echevarria, Goldstein, Kelly, Scott, and Zollar owned 3,201 unvested deferred stock units. The amounts for Messrs. Garden, Black, and Hinshaw are zero because the unvested awards of deferred stock units were forfeited upon their resignations.

(7)

The amount disclosed for Mr. Nordenberg reflects the estimated cost of the legacy Mellon Directors’ Charitable Giving Program, which remains in effect for him and certain other legacy Mellon directors. Upon such legacy Mellon director’s death, the company will make a total donation of $250,000 to one or more charitable or educational organizations of the director’s choice. The donations will be paid in 10 equal annual installments of $25,000. The amount disclosed for Ms. Robinson reflects compensation paid in connection with her role as Chair of the Board of Directors of BNY Mellon Government Securities Services Corp. The amount disclosed for Mr. Scott reflects the amount of a 5% discount on purchases of phantom stock when dividend equivalents are reinvested under the Bank of New York Directors Plan.

34	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION

Item 2. Advisory Vote on Compensation

RESOLUTION	Page 36

COMPENSATION DISCUSSION & ANALYSIS	Page 37
Introduction	Page 37
2019 Performance Highlights	Page 39
Compensation of NEOs	Page 40
Pay Practices	Page 49
How We Address Risk and Control	Page 54
Report of the HRC Committee	Page 54

EXECUTIVE COMPENSATION TABLES AND OTHER COMPENSATION DISCLOSURES	Page 55
Summary Compensation Table	Page 55
Grants of Plan-Based Awards	Page 56
Outstanding Equity Awards at Fiscal Year-End	Page 57
2019 Option Exercises and Stock Vested	Page 58
Pension Benefits	Page 59
Nonqualified Deferred Compensation	Page 60
Potential Payments upon Termination or Change in Control	Page 62
Pay Ratio	Page 65

BNY Mellon ➢	2020 Proxy Statement	35

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Resolution

Proposal

We highly value dialogue and engagement with our stakeholders, including stockholders, employees, clients and the communities we serve, with respect to our executive compensation program. Consistent with that, and in accordance with SEC rules, we are asking our stockholders to approve the following resolution:

RESOLVED, that the stockholders approve the 2019 compensation of the named executive officers (“NEOs”), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the SEC (including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).

Background

• Since 2009, we have provided our stockholders with the opportunity for an advisory vote on our executive compensation program each year. We have consistently received support for our executive compensation program, with stockholder approval at our 2019 and 2018 Annual Meetings of 97% and 98%, respectively.

• To ensure that we also have direct stockholder feedback on our executive compensation framework and other issues of importance to our investors, we have continued our annual investor engagement process in 2019 and 2020, reaching out to investors representing over 50% of our outstanding common shares as well as proxy advisory firms and other stakeholders. This engagement process is in addition to the regular interaction the company has with stockholders and other stakeholders.

• Our approach to compensation continues to be designed to directly link pay to performance, recognizes both corporate and individual performance, promotes long-term stock ownership and balances risk and reward, while taking into consideration stakeholder feedback and market trends and practices to refine our program.

The Board recommends that you vote “FOR” the approval of the 2019 compensation of our NEOs

Voting

Your vote on this resolution is advisory. Although the Board is not required to take any action in response, the Board values our stockholders’ opinions. As in prior years, the Board intends to evaluate the results of the 2020 vote carefully when making future decisions regarding the compensation of our NEOs.

36	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Introduction

Overview

The say-on-pay proposal submitted to stockholders at our 2019 Annual Meeting received the strong support of 97% of our stockholders, which the HRC Committee believed conveyed a general endorsement of our executive compensation program and related compensation actions. As a result, after considering the vote and other factors in its annual review of our programs, the HRC Committee determined to maintain its approach to our annual compensation program for 2019. Accordingly, our 2019 executive compensation program continued to focus our management team on operating earnings per share (“OEPS”) as their key performance assessment metric.

2019 Key Compensation Practices

Program Feature	Practice
Balanced approach for incentive compensation

• Incentive compensation is earned on a combination of corporate and individual performance

• Impact of the individual modifier permits incentive award increases of up to 50% and decreases down to $0, providing flexibility for greater differentiation based on individual performance and, if appropriate, business unit performance

• Earnout on performance share units (“PSUs”) tied to 3-year average revenue growth and 3-year average operating margin to augment the OEPS metric in our balanced scorecard with complementary top- and bottom-line metrics

Directly link pay to performance

• Incentive compensation deferred in the form of PSUs comprises 50% of target total incentive compensation for our Interim CEO and comprises 45% for our other continuing NEOs

• Incentive compensation deferred in the form of restricted stock units (“RSUs”) comprises 25% of target total incentive compensation for all our continuing NEOs

• Corporate component metric for incentive compensation based on OEPS to reinforce management’s focus on company-wide performance and driving organic growth

Promote long-term stock ownership

• Deferred equity (PSUs and RSUs) as a percentage of target total incentive compensation: 75% for our Interim CEO and 70% for our other continuing NEOs

• PSUs cliff vest after the end of a three-year performance period, and RSUs vest in equal installments over three years

• Robust policies prohibit hedging and pledging of company stock and derivative securities

• Our CEO must acquire and retain company stock equal to six times base salary, and other NEOs must acquire and retain stock equal to four times base salary, in each case plus an additional amount equal to one times base salary to provide a cushion against stock volatility

Executive Pay Practice Highlights

What we do:	What we don’t do:

✓  Directly link pay to performance

✓  Require sustained financial performance to earn full amount of long-term awards

✓  Promote long-term stock ownership through deferred equity compensation

✓  Balance risk and reward in compensation

✓  Use a balanced approach for determining incentives with both corporate and individual goals

✓  Balance incentives for short- and long-term performance with a mix of performance metrics, fixed and variable compensation and cash and equity

✓  Conduct a robust stakeholder outreach program

× No fixed-term employment agreements

× No single-trigger change-in-control benefits

× No excessive severance benefits

× No excessive perquisites or benefits

× No tax gross-ups

× No hedging, pledging or short sales of our stock

× No dividend equivalents paid on unearned incentive PSUs or RSUs

BNY Mellon ➢	2020 Proxy Statement	37

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2019 Incentive Compensation Elements

Element	Performance Metrics	Links to Performance
Cash	Award grant based on OEPS

• OEPS ties to organic growth, which we believe is the key to ensuring both revenue and costs are optimized

• Revenue growth and operating margin are complementary top- and bottom-line metrics that reward organic growth and support our balanced approach to performance-based compensation

• Equity awards motivate and reward achievement of long-term growth and directly align the interests of executive officers and stockholders

PSUs	Award grant based on OEPS
Award payout based on 3-year average revenue growth and 3-year average operating margin
RSUs	Award grant based on OEPS

2019 Incentive Compensation Outcomes

Category	Impact
Objective Metrics

• Minimum Funding Requirement Met: Common equity Tier 1 ratio of at least 8.5% was met

• OEPS: OEPS was 11% below budget

• RWA: No risk modifier applied to 2017 PSUs based on the three-year compound annual growth rate of our risk-weighted assets

Factors Considered

• Earnings during 2019 reflect, among other items, gain from the sale of the company’s equity investment in Promontory Interfinancial Network and changes in the interest rate environment during 2019

• Impact of market outperformance is limited to 25% under our balanced scorecard

• Individual modifier provides greater differentiation based on individual performance by permitting incentive award increases of up to 50% and decreases down to $0

2019 Incentive Awards	• Calculated corporate component of 85% • Individual modifiers ranged from 90% – 120%
2017 PSU Awards	• Earned at 75% • “Normalizing” rate scenario used

38	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2019 Performance Highlights

The following information summarizes key highlights of our 2019 performance. For a more detailed discussion of our 2019 performance, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Annual Report to stockholders.

Reported EPS	OEPS*
* For a reconciliation and explanation of this non-GAAP measure, see Annex A.

Multi-Year Relative Total Stockholder Return (“TSR”)	Returned Significant Value to Stockholders

BNY Mellon ➢	2020 Proxy Statement	39

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Compensation of NEOs

2019 Target Direct Compensation Structure*

2019 Target Incentive Compensation Elements*

PSUs are earned between 0% – 150% based on the achievement of performance metrics over a three-year performance period.

RSUs generally vest in equal installments over three years.

*

Calculations exclude the one-time RSU award granted to Mr. Gibbons in October 2019 and special one-time equity awards granted to Mr. Owens in connection with his commencement of employment in February 2019 and reflect the average mix of compensation assuming each continuing NEO is paid his or her annual target total direct compensation (with Mr. Gibbons paid at the blended rate) as described on page 41, with incentive compensation elements paid in the form set forth below.

40	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

CEO Transition and Compensation

Mr. Gibbons was appointed as Interim CEO and as a member of the Board, effective September 27, 2019. He succeeded Mr. Scharf, who resigned as CEO, Chairman of the Board and as a director of the company effective September 26, 2019.

Following Mr. Gibbons’ appointment, the HRC Committee designed a compensation package intended to align his compensation with his new position and create alignment with our stockholders’ interests, as discussed further below. In addition to the changes to Mr. Gibbons’ target direct compensation described below, Mr. Gibbons received a special one-time award of 89,887 RSUs on October 28, 2019 in recognition of his appointment as Interim CEO, which will vest ratably in thirds over the next three years beginning on October 28, 2020. If Mr. Gibbons is not appointed permanent CEO and thereafter retires, the award will continue to vest according to its terms. Otherwise, any unvested portion of the award will be forfeited in the event he voluntarily retires.

In the first quarter of 2020, the Committee also made one-time grants of RSUs to certain members of the Executive Committee (other than Mr. Gibbons), designed to provide for continuity among our management team during and beyond the search for and transition to a permanent CEO. These awards were not considered as part of direct compensation for 2019 and generally will vest in full on the third anniversary of the grant date, subject to the executive’s continued employment through such date, and are not eligible for retirement treatment. Messrs. Santomassimo and Owens and Ms. Engle each received 40,404 RSUs, which was in addition to their 2019 compensation.

2019 Annual Target Direct Compensation

In the first quarter of each year, the HRC Committee establishes annual target total direct compensation for each executive by considering competitive data, executive position and level of responsibility and, for executives other than our CEO, our CEO’s recommendation. Targets are reviewed annually but only adjusted if determined appropriate by the HRC Committee.

In 2019, the total target direct compensation for each continuing NEO was as follows:

Name	Salary	Target Incentive	Annual Target Total Direct Compensation

Thomas P. “Todd” Gibbons Interim Chief Executive Officer	$800,000	$7,575,000	$8,375,000

Michael P. Santomassimo Chief Financial Officer (“CFO”)	$600,000	$5,000,000	$5,600,000

Mitchell E. Harris Chief Executive Officer of Investment Management	$650,000	$7,350,000	$8,000,000

Lester J. Owens Senior Executive Vice President & Head of Operations	$600,000	$3,400,000	$4,000,000

Bridget E. Engle Senior Executive Vice President & Chief Information Officer	$600,000	$4,700,000	$5,300,000

In connection with his appointment as Interim CEO, Mr. Gibbons’ base salary was increased from $650,000 to $1,250,000 and his target incentive was increased from $6,850,000 to $9,750,000, establishing Mr. Gibbons’ 2019 annualized target direct compensation at $11 million, effective as of October 1, 2019. Accordingly, the amounts set forth in the above table reflect Mr. Gibbons’ effective 2019 base salary and target incentive level at a blended rate, taking into consideration the compensation levels that applied for the nine months prior to, and the increased compensation levels that applied during the three months following, his appointment as Interim CEO. Mr. Gibbons’ actual 2019 incentive award was delivered in a manner consistent with how we have historically awarded incentive compensation to our CEO — 25% in cash, 50% in PSUs and 25% in RSUs. In determining the appropriate adjustments to Mr. Gibbons’ compensation to reflect his appointment as Interim CEO, the HRC Committee sought input and advice from its independent compensation consultant, CAP, on market trends and compensation program practices as related to setting compensation levels for the Interim CEO position, for companies both in and outside of our peer group.

For Mr. Harris and Ms. Engle, target total direct compensation for 2019 remained unchanged compared to the prior year. For Mr. Santomassimo, target total direct compensation includes a salary increase from $500,000 to $600,000, effective March 1, 2019, and target incentive compensation increase from $3 million to $5 million, in part to better position his total target direct compensation in line with that of our peers. For Mr. Owens, target total direct compensation was determined in connection with his commencement of employment in February 2019.

BNY Mellon ➢	2020 Proxy Statement	41

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2019 Incentive Awards

One hundred percent of the total incentive award for each NEO is conditional upon meeting a minimum funding requirement and subject to reduction or elimination based on a risk assessment. Incentive awards, including the effect of the individual modifier, can range from 0% up to 150% of the individual’s target award. This allows the HRC Committee to differentiate payouts based on each NEO’s achievement of individual and business goals set in support of overall corporate objectives and tied directly to each individual’s areas of responsibility and leadership goals.

Minimum Funding Requirement

A common equity Tier 1 ratio of at least 8.5% was established as a minimum funding requirement for our incentive compensation. Payment of incentive compensation is conditioned upon our meeting this goal. This threshold funding goal was met, with a common equity Tier 1 ratio of 11.5% at December 31, 2019, calculated under the Advanced Approach.

Balanced Scorecard

We use a “balanced scorecard” approach for our incentive compensation determinations. Our approach is designed to be a comprehensive analysis by the HRC Committee of corporate and individual performance determined based on quantitative and qualitative metrics as appropriate. Our balanced scorecard provides for the following:

•

Corporate Component. The corporate component of the balanced scorecard is based on a single set of objective company-wide performance metrics that are designed to drive achievement of near-term business strategies. The HRC Committee establishes the applicable metric or metrics at the start of the performance period and has discretion to consider other factors to obtain a holistic picture of our performance. Consistent with its approach to the 2018 balanced scorecard design, the HRC Committee based 100% of the 2019 corporate component on OEPS.

•

Individual Modifier. The individual modifier portion of the balanced scorecard provides an opportunity to recognize and differentiate individual actions and contributions in final pay decisions. For 2019, as in 2018, the HRC Committee established the parameters of the individual modifier to permit incentive award increases of up to 50% and decreases down to $0, providing greater differentiation based on individual performance.

The HRC Committee determines the corporate component payout, then applies the individual modifier which may increase the total incentive award by up to 50% (subject to the maximum award payout of 150%) or decrease the total incentive award to $0. Finally, the HRC Committee has the discretion to reduce an individual’s corporate component, individual modifier and/or total incentive award based on an assessment of the individual’s risk profile, as described on page 46.

As illustrated below, incentive awards are paid out in a combination of cash, PSUs (earned between 0% – 150% based on the achievement of performance metrics over a three-year performance period) and RSUs deferred over three years. Percentages in the graphic below reflect Mr. Gibbons’ target incentive award. For Messrs. Santomassimo, Harris and Owens and Ms. Engle, incentive awards are paid 30% in cash, 45% in PSUs and 25% in RSUs.

*

In calculating the number of PSUs and RSUs to grant, the HRC Committee divided the value of PSUs and RSUs awarded by $49.50, the average closing price of our common stock on the NYSE for the 15 trading days from January 2, 2020 through January 23, 2020, to mitigate the impact of short-term volatility in our stock price.

42	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Corporate Component

The corporate component metrics are reviewed annually by the HRC Committee to select a measure or set of measures that align with our strategy and are appropriate for measuring annual performance. The same corporate component metrics and goals apply to each NEO.

In February 2019, the HRC Committee determined to maintain management’s focus on company-wide performance, including driving organic growth, which we believe is the key to ensure both revenue and costs are optimized. As a result, as in 2018, the HRC Committee again established OEPS as the sole corporate component metric. The HRC Committee may also consider other factors (including, for example, our performance relative to our peers, market conditions and interest rate environment) in determining the earnout within the OEPS earnout range and also in determining the overall corporate component payout.

OEPS. Our 2019 OEPS budget was set at $4.52, and, in February 2019, the HRC Committee established the guidelines below for a range of incentive payouts. These guidelines include the intended upside and downside leverage, which is the amount by which each percentage point difference between our budgeted and actual OEPS is magnified to determine the OEPS earnout portion of the corporate component. As adopted by the HRC Committee for purposes of the corporate component metric, OEPS is defined as reported earnings per share excluding merger and integration, restructuring, litigation expense and other significant, unusual items considered by the HRC Committee in its discretion.

OEPS	Percent of Budget ($4.52)	Earnout Range as a Percent of Target	Intended Leverage

> $5.42	> 120%	150%

$4.52 – $5.42	100% – 120%	100% – 150%	3:1

$3.84 – $4.52	85% – 100%	40% – 110%	4:1

< $3.84	< 85%	0%

HRC Committee Determinations

Our 2019 reported EPS was $4.51, and our OEPS for 2019 was $4.02.

In February 2019, the HRC Committee determined it was appropriate to emphasize the importance of organic growth over market-driven growth in OEPS and, therefore, to include only 25% of any market-driven impact on OEPS beyond that which was budgeted, for purposes of determining the corporate component. In February 2020, the HRC Committee considered the OEPS of $4.02, the aforementioned market impact adjustment, as well as an adjustment to account for the unexpected interest rate environment during 2019 (which was not aligned with budget assumptions), and inclusion of 25% of the gain from the successful sale of the company’s investment in Promontory Interfinancial Network during the year.

These considerations yielded a calculated OEPS for purposes of the corporate component of $4.41, which corresponds to an Earnout Range of 40 – 110% of target. Using the intended leverage in the table, our calculated 2019 performance equated to an earnout of 90%, and the HRC Committee determined to reduce the final earnout in its discretion to 85%.

Individual Modifier

In December 2019, the HRC Committee approved and recommended to the Board individual modifier strategic and leadership objectives for Mr. Gibbons with respect to his service as our Interim CEO, in addition to his original individual modifier strategic objectives approved in February 2019. The HRC Committee had previously approved and recommended to the Board individual modifier leadership objectives for our NEOs, including for Mr. Owens following his commencement of employment, in February 2019. The individual modifier strategic objectives for the continuing NEOs were set by our former CEO after discussion with the HRC Committee. None of the individual strategic and leadership objectives had any specific weighting; the objectives are intended to be used, together with other information the HRC Committee determines relevant, to develop a holistic evaluation of individual performance.

BNY Mellon ➢	2020 Proxy Statement	43

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In December 2019 and January 2020, the HRC Committee reviewed and considered each continuing NEO’s performance, including considering recommendations and performance assessments from our Interim CEO (who in turn had received input from various sources) for each of the other NEOs. In the first quarter of 2020, the HRC Committee determined each continuing NEO’s individual modifier. For Mr. Gibbons, the HRC Committee reviewed his performance self-assessment and finalized its decision after reporting its preliminary evaluation to the other independent directors and soliciting their input. For each of the other continuing NEOs, the HRC Committee reviewed his or her performance self-assessment, considered the December 2019 and February 2020 feedback from our Interim CEO, considered applicable business unit performance and finalized its decision after soliciting input from the other independent directors.

In determining the individual modifier for Mr. Gibbons, the HRC Committee considered the following key results:

•	Strategic: drove operational efficiencies that led to improved service quality; met milestones on resiliency program; drove core fee growth in businesses led before taking over as Interim CEO, including Pershing, Clearing and Collateral Management and Treasury Services

•	Leadership: managed a smooth CEO transition; drove successful leadership changes in key businesses and reorganized client coverage model; communicated regularly with employees to ensure transparency during transitional period

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 100% for Mr. Gibbons.

The HRC Committee then granted Mr. Gibbons 25% of his total incentive award in the form of cash, 50% in the form of PSUs and 25% in the form of RSUs.

In determining the individual modifier for Mr. Santomassimo, the HRC Committee considered the following key results:

•	Strategic: successfully executed the sale of the company’s investment in Promontory Interfinancial Network and capital management programs; built robust capital expenditure process; progressed enterprise-wide improvements relating to vendor oversight, regulatory relationships and resiliency; developed and implemented robust data recovery programs, including with respect to priority business services
•	Leadership: promoted executive succession management planning; implemented talent management tools and processes to accelerate development of a leadership team pipeline; improved organizational structure with a focus on differentiation based on performance

Based on the foregoing, the HRC Committee approved an individual modifier of 100% for Mr. Santomassimo.

The HRC Committee then granted Mr. Santomassimo 30% of his total incentive award in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs.

44	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

In determining the individual modifier for Mr. Harris, the HRC Committee considered the following key results:

•	Strategic: Investment Management results were 15% below plan; oversaw investment management businesses to further goals of stability and improved overall performance; launched new products and implemented product strategies; executed reorganization of wealth management business to support boutique growth and stability

•	Leadership: demonstrated commitment to executive succession management planning; leveraged talent development tools to identify key talent; supported improvements to organizational structure and human resources that promote our redefined investment management strategies

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 90% for Mr. Harris.

The HRC Committee then granted Mr. Harris 30% of his total incentive award in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs.

In determining the individual modifier for Mr. Owens, the HRC Committee considered the following key results:

•	Strategic: finalized location strategy and target operating model in order to significantly improve cost and location efficiencies; effectively leveraged data and digital organization to improve organizational structure, reduce risk and improve overall profitability; designed and delivered programs to address risk, regulatory, compliance and operational issues
•	Leadership: actively promoted executive succession management planning; accelerated development of a leadership team pipeline; efficiently expanded resources to support global accountability and our performance-driven culture; strengthened our program governance model through targeted talent upgrades

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 120% for Mr. Owens.

The HRC Committee then granted Mr. Owens 30% of his total incentive award in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs.

In determining the individual modifier for Ms. Engle, the HRC Committee considered the following key results:

•	Strategic: enhanced the stability, resiliency and cybersecurity of the firm’s infrastructure; drove the execution and quality of our technology capabilities and services; effectively promoted a risk aware culture through the administration of a fully integrated risk management program that builds on individual responsibility and accountability; achieved comprehensive review of organizational talent structure
•	Leadership: met targets for executive succession management planning; successfully implemented global technology executive committee representing key talent in technology and engineering; conducted vast improvements to organizational structure through detailed employee mapping and optimizing interview and training processes

BNY Mellon ➢	2020 Proxy Statement	45

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Based on the above strategic and leadership results, the HRC Committee approved an individual modifier of 115% for Ms. Engle.

The HRC Committee then granted Ms. Engle 30% of her total incentive award in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs.

Awarded 2019 Total Direct Compensation(1)

Based on the corporate component and individual modifier determinations described above, the total direct compensation awarded to each of our continuing NEOs in respect of 2019 was as follows:

Named Executive Officers	Awarded Salary	Awarded Incentive Compensation			Total Incentive as % of Target	Awarded Total Direct Compensation(1)
		Cash	PSUs(2)	RSUs(2)

Thomas P. “Todd” Gibbons Interim Chief Executive Officer	$800,000	$1,609,688	$3,219,374	$1,609,688	85%	$7,238,750

Michael P. Santomassimo Chief Financial Officer	$583,333	$1,275,000	$1,912,500	$1,062,500	85%	$4,833,333

Mitchell E. Harris Chief Executive Officer of Investment Management	$650,000	$1,686,825	$2,530,237	$1,405,688	77%	$6,272,750

Lester J. Owens Senior Executive Vice President & Head of Operations	$534,092	$1,040,400	$1,560,600	$867,000	102%	$4,002,092

Bridget E. Engle Senior Executive Vice President & Chief Information Officer	$600,000	$1,378,275	$2,067,412	$1,148,563	98%	$5,194,250

1

The amounts reported as Awarded Total Direct Compensation differ substantially from the amounts determined under SEC rules as reported for 2019 in the “Total” column of the Summary Compensation Table set forth on page 55. The above table is not a substitute for the Summary Compensation Table and excludes the one-time RSU award granted to Mr. Gibbons in October 2019. Our former Chairman and CEO, Mr. Scharf, who terminated employment with the company effective September 26, 2019, is also excluded from the table.

2	PSUs are earned between 0% – 150% based on the achievement of performance metrics over the 2020 – 2022 performance period. RSUs vest in equal installments over three years.

Risk Assessment

We use a risk scorecard to formally connect compensation and appropriate risk-taking. The risk scorecard takes into account liquidity, operational, reputational, market, credit and technology risk categories by measuring:

•	maintenance of an appropriate compliance program, including adhering to our compliance rules and programs;

•

protection of the company’s reputation, including reviewing our business practices to ensure that they comply with laws, regulations and policies, and that business decisions are free from actual or perceived conflicts;

•	management of operational risk, including managing operational losses and maintaining proper controls;

•

compliance with all applicable credit, market and liquidity risk limits, including understanding and monitoring risks associated with relevant businesses and new client acceptance, as well as appropriately resolving or escalating risk issues to minimize losses; and

•	meeting Internal Audit expectations, including establishing an appropriate governance culture, achieving acceptable audit results and remediating control issues in a timely manner.

The HRC Committee’s review of the risk scorecard results for each continuing NEO was taken into account by the HRC Committee in determining each of the corporate component and individual modifier elements of the balanced scorecard. The HRC Committee has the ability to reduce or fully eliminate the incentive award if the risk scorecard result is significantly below expectation. In addition, in the event that the NEO’s risk scorecard rating is lower than acceptable risk tolerance, any unvested RSUs and PSUs will be subject to review and potential forfeiture, as determined by our HRC Committee. No downward adjustments were made for 2019.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Reduction, Forfeiture or Clawback in Certain Circumstances

The company may cancel or claw back all or any portion of the RSUs and PSUs that constitute a portion of our NEOs’ incentive award and may claw back some or all of an incentive award paid to our NEOs in the form of cash if the NEO engages in conduct prohibited by our forfeiture and recoupment policy or our cash recoupment policy, respectively. For more information on these forfeiture and recoupment policies, see page 51.

PSUs

As part of our incentive compensation program, we grant PSUs each year based on prior-year performance. We consider PSUs granted during a given year to be part of the prior year’s compensation; for example, we consider the February 2019 PSU grant to be part of 2018 earned compensation. PSUs cliff vest after the end of three-year performance periods based on continued service with certain exceptions. The PSUs granted in 2017 were earned at 75%, as described below. The PSUs granted in 2018 and 2019 are earned between 0% — 150%, in each case based on the achievement of performance metrics over the applicable three-year performance period. Granting awards annually with overlapping, multi-year performance periods allows the HRC Committee to annually review and update, as appropriate, the structure and performance metrics that we use in our PSU program.

Recent PSUs

Our recent PSU awards, including all awards outstanding for any portion of 2020, are illustrated below:

February 2017 PSUs

As previously disclosed in our 2018 proxy statement, the PSUs granted in February 2017 were to be earned between 0% — 150% based on 2019 OEPS, with the potential of a negative risk modifier should risk-weighted assets (“RWA”) grow at an unacceptable rate. Two sets of 2019 OEPS targets were pre-established for these awards (one set for a “normalizing” rate scenario, where the daily average Fed target rate is greater than or equal to 125 basis points in 2019, and an alternative set for a “flat” rate scenario), and the HRC Committee has discretion to determine the final earnout percentage.

The average Fed target rate exceeded 125 basis points in 2019, so the “normalizing” rate targets were used. Our 2019 OEPS was $4.02, which calculates to an earnout range of 50 — 100% for the 2017 PSUs. In February 2020, the HRC Committee determined to exercise its discretion in determining the final earnout percentage by considering both the benefit of the lower effective tax rate and the gain from the sale of the company’s investment in Promontory Interfinancial Network. Accordingly, after consideration of these factors, the HRC Committee determined that an earnout of 75% was appropriate.

The HRC Committee also reviewed the three-year compound annual growth rate of our RWA from December 31, 2016 to December 31, 2019. As of an applicable date, RWA is generally defined as the standardized risk-weighted assets based on existing assumptions at the commencement of the performance period and as reported in the company’s

BNY Mellon ➢	2020 Proxy Statement	47

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

SEC filings. From December 31, 2016 — December 31, 2019, RWA had a compound annual growth rate of 0.50%, resulting in no risk modifier being applied based on RWA growth. As a result, the final earnout percentage for the February 2017 PSUs was 75%.

February 2019 PSUs

PSUs granted in February 2019, the amounts of which were determined based on 2018 performance as discussed in last year’s proxy statement, are earned based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year performance period commencing in 2019. In connection with establishing the performance metrics for the 2019 PSUs, the HRC Committee considered the fact that OEPS had been used as the sole performance metric for the corporate component of the 2018 balanced scorecard and, similar to its approach to the 2018 PSUs, determined that use of average revenue growth and average operating margin would serve as complementary performance metrics that are consistent with the company’s emphasis on organic growth over market-related factors.

The earnout percentage for the February 2019 PSUs will be determined based on the following table, with the final earnout percentage subject to the HRC Committee’s discretion:

	Average Revenue Growth, as adjusted ($ in millions)
Average Operating Margin, as adjusted	$0	$150	$200	$250	$300	$375

36% or greater	85%	109%	125%	150%	150%	150%

35%	75%	90%	100%	115%	134%	150%

34%	50%	73%	84%	100%	116%	133%

33%	43%	62%	71%	85%	99%	100%

32%	25%	36%	42%	50%	58%	66%

31% or less	0%	29%	33%	40%	47%	53%

Other Compensation and Benefits Elements

Retirement and Deferred Compensation Plans

After the merger in 2007, we assumed certain existing arrangements affecting the provision of retirement benefits to certain of our NEOs, maintaining qualified and non-qualified defined benefit and defined contribution plans in which eligible employees, including our NEOs, may participate. Our NEOs are eligible to participate in deferred compensation plans, which enable eligible employees to defer the payment of taxes on a portion of their compensation until a later date. To limit pension accruals, we froze all accruals under the Legacy BNY SERP as of December 31, 2014 and under our other U.S. defined benefit pension plans (including the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan) as of June 30, 2015. For a description of these plans and our NEOs’ participation therein, see “Pension Benefits” and “Nonqualified Deferred Compensation” below.

Perquisites

Our NEOs are eligible to participate in company-wide benefit plans. In addition, we provide the following limited benefits, consistent with market practices, that are reportable under SEC rules as perquisites (see footnotes to the Summary Compensation Table below):

•

Our policy regarding corporate aircraft usage provides that the CEO should make reasonable use of the company aircraft for security purposes and to make the most efficient use of his time, including with respect to personal travel. The HRC Committee receives and reviews an aircraft usage report on a semi-annual basis.

•	Mr. Gibbons is covered by a legacy life insurance policy assumed in the merger.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Pay Practices

Stakeholder Engagement

We believe it is important to consider feedback and input from our stakeholders, including stockholders, employees, clients and the communities we serve.

We have consistently received support for our executive compensation program, with stockholder approval at our 2019, 2018 and 2017 Annual Meetings of 97%, 98% and 98%, respectively. We continue to actively engage with our stakeholders throughout the year (including webcasting our Annual Meeting to allow broader stockholder participation).

In advance of our 2020 Annual Meeting and as a result of our annual engagement process, we reached out to investors representing over 50% of our outstanding common shares, and we actively engaged with other stakeholders on governance and performance matters. We further engaged stockholders and analysts at industry conferences, in meetings at our offices or at our stockholders’ offices and through conference calls during the year.

HRC Committee Role and Process

In the first quarter of 2019, for each NEO, the HRC Committee approved base salary levels; established target amounts for the 2019 incentive award to be earned or granted, as applicable, in the first quarter of 2020 based on 2019 performance; and granted the PSU and RSU components of awards earned for 2018 performance.

In setting 2019 compensation targets, the HRC Committee, assisted by its independent compensation consultant, considered a variety of factors over multiple meetings, including our financial performance and data concerning peer companies’ executive compensation programs. Factors were considered holistically, and no one factor had an assigned or specific quantifiable impact on the target compensation levels established by the HRC Committee.

In addition, in October 2019, in connection with the appointment of Mr. Gibbons as Interim CEO, the HRC Committee approved changes to his compensation to reflect his increased responsibilities and role, as further described on page 41.

During the year, the HRC Committee received regular updates on performance forecasts versus performance goals, regulatory and legislative developments and other relevant matters. In the first quarter of 2020, the HRC Committee evaluated 2019 corporate performance, using a combination of financial and qualitative measures, as well as each continuing NEO’s individual performance to make 2019 incentive compensation determinations as described above. During this period, the HRC Committee also determined the payout for PSUs granted in February 2017 in accordance with the terms of such awards, as described above.

The HRC Committee also provided each continuing NEO with incentive compensation targets for their 2020 incentive award, with the actual award amount to be determined in the first quarter of 2021 based on prior-year performance.

With respect to our CEO, the HRC Committee reports its preliminary conclusions and compensation decisions, and information on the process used by the HRC Committee, to the other independent members of our Board in executive session and solicits their input prior to finalizing determinations. With respect to our other NEOs, the HRC Committee also advises and discusses compensation decisions and the process used by the HRC Committee with the other independent directors.

Role of Compensation Consultants

The HRC Committee has retained CAP as its independent compensation consultant. CAP regularly attends HRC Committee meetings and assists the committee in its analysis and evaluation of compensation matters related to our executives. For more information on CAP, see page 31.

BNY Mellon ➢	2020 Proxy Statement	49

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Benchmarking

Peer Group

The HRC Committee and our management use a peer group to provide a basis for assessing relative company performance and to provide a competitive reference for pay levels and practices. In evaluating and selecting companies for inclusion in the peer group, the HRC Committee targets complex financial companies with which we typically compete for executive talent and business. In particular, the HRC Committee selected these companies based on:

•  mix of businesses (e.g., asset management, asset servicing and clearing services) and other financial services companies with similar business models that operate in a similar regulatory environment;

•  relative size in terms of revenue, market capitalization and assets under management, as well as total assets and net income;

•  position as competitors for customers and clients, executive talent and investment capital; and

•  global presence.

BlackRock, Inc.

The Charles Schwab

Corporation

Franklin Resources, Inc.

JPMorgan Chase & Co.

Morgan Stanley

Northern Trust Corporation

The PNC Financial Services

Group, Inc.

Prudential Financial, Inc.

State Street Corporation

U. S. Bancorp

Wells Fargo & Company

The 2019 peer group selected by the HRC Committee was unchanged from 2018.

Compensation Benchmarking

Compensation information is collected from the peer group proxy statements to provide data for the HRC Committee to assess the competitiveness of targeted and actual compensation. Peer group information is also used to analyze market trends and compensation program practices. For certain NEOs, data relating to the peer group is supplemented with industry data from surveys conducted by national compensation consulting firms and other data to assess the compensation levels and practices in the businesses and markets in which we compete for executive talent. Peer group data and other information provided to the HRC Committee by CAP was used by the HRC Committee as a consideration in setting 2019 target compensation levels for our continuing NEOs.

Financial Performance Benchmarking

The peer group is also used to provide the HRC Committee with relative financial performance assessments. The metrics reviewed include revenue growth, EPS growth, operating margin, return on equity, return on tangible common equity as well as TSR on a one- and three-year basis. This analysis provides additional context for the HRC Committee in their review of compensation outcomes as well as compensation program design.

Peer group data reviewed by the HRC Committee was considered holistically, and was used as an input, but not the sole input, of their compensation decisions.

Stock Ownership Guidelines

Under our stock ownership guidelines, each NEO is required to own a number of shares of our common stock with a value equal to a multiple of base salary within five years of becoming a member of our Executive Committee. The officer cannot sell or transfer to a third party any shares until he or she achieves the ownership guideline.

	Stock Ownership Requirement	Stock Retention Requirement*

CEO	Must retain shares of our common stock equal to six times base salary	50% of net after-tax shares must be held until age 60

Other NEOs	Must retain shares of our common stock equal to four times base salary	50% of net after-tax shares must be held for one year after vesting date

*

Applies to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards granted after appointment to the Executive Committee and that were unvested as of, or granted after, August 2012.

50	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Our CEO is subject to a six-times base salary, and our other NEOs are subject to a four-times base salary, ownership guideline. All of our NEOs are also expected to hold, as an administrative practice, an additional amount of company shares above their guideline amount equal to one times base salary in order to provide a cushion against stock volatility. Ms. Engle has until June 2022, and Mr. Owens has until February 2024 to meet the stock ownership and administrative guidelines, which in each case is five years from becoming a member of the Executive Committee. As of the record date, all of our other continuing NEOs meet the stock ownership and administrative guidelines. To determine each NEO’s ownership stake we include shares owned directly, shares held in our employee stock purchase and retirement plans and shares held in certain trusts. We include 50% of unvested restricted stock and RSUs that do not have performance conditions or for which the applicable performance conditions have been met. Unearned performance shares, awards that remain subject to performance conditions and stock options are not counted toward compliance with the stock ownership guidelines.

In addition, NEOs are subject to a retention requirement relating to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards that were granted after their respective appointment to the Executive Committee and that were unvested as of, or granted after, August 2012. For the CEO, 50% of the net after-tax shares from these awards must be held until age 60; for other NEOs, 50% of the net after-tax shares must be held for one year from the vesting date (excluding shares from certain awards granted to Ms. Engle in connection with her commencement of employment in 2017).

Hedging and Pledging

Our executive officers, including each of our NEOs, and directors are prohibited from engaging in hedging transactions with respect to company securities and from pledging company securities beneficially owned by them. In addition, executive officers and directors are prohibited from engaging in short sales of our stock, purchasing our stock on margin and buying or selling any puts, calls or other options involving our securities (other than any stock options that may be granted pursuant to our compensation program). Prior to engaging in any transaction in company stock or derivative securities (including transactions in employee benefit plans and gifts), our executives and directors are required to pre-clear such transaction with our legal department and obtain that department’s affirmative approval to enter into the transaction.

Our non-executive officer employees (who are not subject to the policies applicable to our executive officers and directors described above) are subject to policies and procedures designed to ensure that transactions in company stock are conducted in compliance with the applicable rules and regulations and are free from conflicts of interest. All employees are prohibited from the following with respect to company securities:

•	engaging in short sale transactions;

•	engaging in short-term trading;

•	purchasing company securities on margin; and

•	engaging in any derivative transaction involving or having its value based on company securities.

Clawback and Recoupment Policy

In addition to forfeiture provisions based on risk outcomes during the vesting period, we have a comprehensive forfeiture and recoupment policy administered by the HRC Committee that applies to equity awards granted to our employees, including the NEOs. Under the policy, the company may cancel all or any portion of unvested equity awards and require repayment of any shares of common stock (or values thereof) or amounts (including dividends and dividend equivalent payments) that were acquired from the award if:

•

the executive directly or indirectly engages in conduct, or it is discovered that the executive engaged in conduct, that is materially adverse to the interests of the company, including failure to comply with the company’s rules or regulations, fraud or conduct contributing to any financial restatements or irregularities;

•	during the course of employment, the executive engages in solicitation and/or diversion of customers or employees and/or competition with the company;

BNY Mellon ➢	2020 Proxy Statement	51

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

•	following termination of employment with the company for any reason, the executive violates any post-termination obligations or duties owed to the company under any agreement with the company;

•	any compensation otherwise payable or paid to the executive is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements; or

•

with respect to awards granted after 2018, the executive violates any obligation under the applicable award agreement (including failing to satisfy notice requirements, breaching non-competition or non-solicitation provisions while any portion of the award is outstanding or breaching the confidentiality or non-disparagement provisions).

We also have a cash recoupment policy, which provides that the company may claw back some or all of a cash incentive award made to our employees (including NEOs) if the company determines within three years of the award date that there is a reasonable belief that the employee has engaged in conduct that is materially adverse to the company’s interests (including failing to comply with the company’s rules or regulations or engaging in fraud or other conduct that directly or indirectly causes or contributes to a financial restatement or other irregularity of BNY Mellon during the award performance period). The company may similarly forfeit, reduce or require repayment of a cash incentive award if (1) required by any applicable law, (2) the employee engages in competition with the company during the course of employment, or (3) the employee violates any post-termination obligations or duties owed to the company under any agreement with the company.

The company continues to monitor regulatory requirements as may be applicable to its recoupment policies.

Severance Benefits

Stockholder Approval of Future Executive Severance Arrangements. In July 2010, the Board adopted a policy regarding stockholder approval of future executive severance arrangements. The policy provides that the company will not enter into a future severance arrangement with an executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives stockholder approval.

Executive Severance Plan. The Bank of New York Mellon Corporation Executive Severance Plan (the “Executive Severance Plan”) was adopted in July 2010 and amended in August 2016 and February 2018. Under the Executive Severance Plan, participants terminated by the company without “cause” are eligible to receive severance in the amount of one times base salary and may be eligible for a pro-rata annual bonus for the year of termination, as determined on a case-by-case basis. If a pro-rata annual bonus is awarded, it will be paid at year end after an evaluation of corporate and individual performance (including business unit performance, as applicable), among other considerations. The following table sets forth the severance benefits available under the Executive Severance Plan.

Reason for Termination	Severance Payment	Bonus	Benefit Continuation	Outplacement Services

By the company without “cause”	1 times base salary	Pro-rata annual bonus paid at year end at the discretion of management and the HRC Committee	1 year	1 year

By the company without “cause” or by the participant for “good reason” within two years following a “change in control”	2 times base salary and 2 times target annual bonus	Pro-rata target annual bonus for the year of termination	2 years	1 year

52	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Executive Severance Plan participants are selected by the HRC Committee and include each of our continuing NEOs. To receive benefits under the plan, the participant must sign a release and waiver of claims in favor of the company and agree not to compete against the company, or solicit our customers and employees, for so long as they are receiving benefits under the plan.

We do not provide any severance-related tax gross-ups. If any payment under the Executive Severance Plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (“IRC”), then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax. In addition, the amount of payments and benefits payable under the plan will be reduced to the extent necessary to comply with our policy regarding stockholder approval of future executive severance arrangements as described above.

Confidentiality, Notice, and Restrictive Covenants Agreements. The obligations and duties applicable to our NEOs include certain covenants pursuant to a Confidentiality, Notice, and Restrictive Covenants Agreement entered into with the company, each of which requires written notice of the executive’s resignation of employment for any reason and provides for an indefinite non-disclosure of confidential information covenant, covenants regarding the executive’s protection of confidential information, non-solicitation obligations (including non-solicitation of company employees and non-interference with any company relationships with customers, clients or employees) for at least one year following the expiration of the applicable notice period, and assignment of inventions to the company.

Separation Arrangements with Mr. Scharf

In connection with his resignation as Chairman and CEO, Mr. Scharf did not receive any severance payments or benefits under the Executive Severance Plan or otherwise, and under the terms of the applicable award agreements forfeited all equity and other incentive awards that were unvested as of September 26, 2019, the effective date of his resignation. Mr. Scharf did not receive an incentive award for 2019. The company waived the requirement that Mr. Scharf provide 90 days’ advance written notice of his resignation; however, Mr. Scharf will remain bound by the terms of his confidentiality and non-solicitation obligations with the company.

Tax Considerations

The HRC Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. We generally design our compensation programs so that compensation paid to the NEOs can qualify for available income tax deductions. However, the HRC Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the HRC Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

BNY Mellon ➢	2020 Proxy Statement	53

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

How We Address Risk and Control

On an annual basis, our Chief Risk Officer meets with the HRC Committee to review the company’s compensation plans and arrangements, including those in which members of the Executive Committee participate, to ensure they are well-balanced and do not encourage imprudent risk-taking.

We identify employees who, individually or as a group, are responsible for activities that may expose us to material amounts of risk, using a risk-related performance evaluation program with adjustments determined by a senior management committee responsible for control functions, with such adjustments later reviewed by the HRC Committee. The incentive compensation of identified employees is directly linked to risk-taking either through a “risk scorecard” or through the inclusion of a standard risk goal as part of our performance management process.

With respect to our NEOs, a common equity Tier 1 ratio of at least 8.5% was established as a minimum funding requirement for our incentive compensation. Our incentive compensation also takes into account a risk assessment for both the company as a whole and for each individual. In addition, all of our NEOs’ equity awards are subject to 100% forfeiture during, and clawback following, the vesting period and all of their cash incentives are subject to 100% clawback within three years following the award date, in each case based on ongoing risk assessments under our comprehensive recoupment policy.

We are also subject to regulation by various U.S. and international governmental and regulatory agencies with respect to executive compensation matters and the consideration of risk in the context of compensation. Our programs have been designed to comply with these regulations, and the HRC Committee regularly monitors new and proposed regulations as they develop to determine if additional action is required.

Based on the above, we believe that our compensation plans and practices are well-balanced and do not encourage imprudent risk-taking that threatens our company’s value or create risks that are reasonably likely to have a material adverse effect on the company.

Report of the HRC Committee

The HRC Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. On the basis of such review and discussions, the HRC Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s 2019 Annual Report and this proxy statement.

By: The Human Resources and Compensation Committee

Linda Z. Cook, Chair
Edmund F. “Ted” Kelly
Jeffrey A. Goldstein
Samuel C. Scott III

54	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

Summary Compensation Table

The Summary Compensation Table and Grants of Plan-Based Awards Table, on this page 55 and on page 56, are in accordance with SEC rules and do not reflect the manner in which our HRC Committee thinks about and determines compensation. In particular, the SEC rules require that we report equity-based awards for the year that they are granted, even though the equity-based portion of our incentive compensation is awarded for services performed the prior year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total Compensation

Thomas P. “Todd” Gibbons Interim Chief Executive Officer	2019	$800,000	$—	$9,531,679	$—	$1,609,688	$527,375	$56,959	$12,525,701
	2018	$650,000	$—	$4,609,078	$—	$2,157,750	$—	$36,850	$7,453,678
	2017	$650,000	$—	$5,722,582	$—	$1,943,100	$360,812	$107,248	$8,783,742
Michael P. Santomassimo(5) Chief Financial Officer	2019	$583,333	$—	$3,326,455	$—	$1,275,000	$—	$25,667	$5,210,455
	2018	$500,000	$—	$740,050	$—	$1,350,000	$—	$23,750	$2,613,800

Bridget E. Engle(5) Senior Executive Vice President & Chief Information Officer	2019	$600,000	$—	$2,729,796	$—	$1,378,275	$—	$20,400	$4,728,471
	2018	$600,000	$—	$2,388,988	$—	$2,585,000	$—	$17,500	$5,591,488
	2017	$339,611	$—	$7,309,402	$—	$2,350,000	$—	$12,192	$10,011,205

Mitchell E. Harris Chief Executive Officer of Investment Management	2019	$650,000	$—	$4,889,928	$—	$1,686,825	$149,022	$27,000	$7,402,775
	2018	$650,000	$—	$6,229,333	$—	$1,984,500	$—	$26,750	$8,890,583
	2017	$650,000	$—	$4,220,202	$—	$2,626,155	$104,837	$26,500	$7,627,694

Lester J. Owens(5) Senior Executive Vice President & Head of Operations	2019	$534,092	$—	$3,662,024	$—	$1,040,400	$—	$2,130,253	$7,366,769

Charles W. Scharf Former Chairman & Chief Executive Officer	2019	$956,442	$—	$13,286,267	$—	$—	$—	$31,528	$14,274,237
	2018	$1,250,000	$—	$3,875,777	$—	$4,193,750	$—	$83,858	$9,403,385
	2017	$572,917	$—	$14,741,565	$—	$1,754,000	$—	$39,528	$17,108,010

(1)

The amounts disclosed in this column include the grant date fair value of RSUs and PSUs granted in 2019, 2018 and 2017. For 2019, the grant date fair values of PSUs were: $3,417,993 for Mr. Gibbons; $2,138,443 for Mr. Santomassimo; $1,364,898 for Ms. Engle; $3,143,536 for Mr. Harris; $849,984 for Mr. Owens; and $8,857,511 for Mr. Scharf. At the maximum level of performance, the PSU values would be: $5,126,990 for Mr. Gibbons; $3,207,665 for Mr. Santomassimo; $2,047,347 for Ms. Engle; $4,715,304 for Mr. Harris; $1,274,976 for Mr. Owens; and $13,286,267 for Mr. Scharf. Amounts disclosed for Mr. Scharf were forfeited upon his resignation.

(2)

The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 (“FASB ASC Topic 718”) using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our 2019 Annual Report.

(3)

The amount disclosed in this column for 2019 represents the amount of increase in the present value of the executive’s accumulated pension benefit. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2019, including a discount rate of 3.45%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

(4)	The items comprising “All Other Compensation” for 2019 are:

Name	Perquisites and Other Personal Benefits(a)	Contributions to Defined Contribution Plans(b)	Insurance Premiums(c)	New Hire Payments(d)	Total
Thomas P. “Todd” Gibbons	$16,859	$30,000	$10,100	$—	$56,959
Michael P. Santomassimo	$—	$25,667	$—	$—	$25,667
Bridget E. Engle	$—	$20,400	$—	$—	$20,400
Mitchell E. Harris	$—	$27,000	$—	$—	$27,000
Lester J. Owens	$—	$24,682	$—	$2,105,571	$2,130,253
Charles W. Scharf	$17,528	$14,000	$—	$—	$31,528

BNY Mellon ➢	2020 Proxy Statement	55

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

(a)

“Perquisites and Other Personal Benefits” for Mr. Gibbons and Mr. Scharf consist of personal use of company aircraft ($16,859 and $17,528, respectively), determined by the direct hourly operating cost for use of the aircraft multiplied by the number of hours of personal use. We calculated the direct hourly operating cost for use of the aircraft by adding the total amount spent by us for fuel, maintenance, landing fees, travel and catering associated with the use of corporate aircraft in 2019 and divided this number by the total number of flight hours logged in 2019.

(b)

“Contributions to Defined Contribution Plans” consist of matching contributions under our 401(k) plan and non-discretionary company contributions under The Bank of New York Mellon Corporation Defined Contribution IRC Section 401(a)(17) Plan (the “BNY Mellon 401(k) Benefits Restoration Plan”). See “Nonqualified Deferred Compensation” below on page 60 for more details regarding the BNY Mellon 401(k) Benefits Restoration Plan. In addition, for Messrs. Gibbons, Santomassimo, Ms. Engle, Harris, Owens and Scharf, the amount includes non-discretionary company contributions totaling 2% of base salary under our 401(k) plan.

(c)	Represent taxable payments made by us for Mr. Gibbons’ universal life insurance policy.

(d)	New hire payments for Mr. Owens represent $1,700,000 cash sign-on payment and $405,571 cash buyout for unvested deferrals related to his previous employer and included as part of his new hire offer.

(5)

Because Mr. Santomassimo was only an NEO in 2018 and 2019, no disclosure is included as to Mr. Santomassimo for 2017. Because Mr. Owens was only an NEO in 2019, no disclosure is included as to Mr.  Owens for 2017 and 2018.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Thomas P. “Todd” Gibbons	EICP	—	—	$1,893,750	$2,840,625
	PSUs	2/11/2019				—	65,718	98,577		$3,417,993
	RSUs	2/11/2019							36,510	$1,898,885
	RSUs	10/28/2019							89,887	$4,214,801
Michael P. Santomassimo	EICP	—	—	$1,500,000	$2,250,000
	PSUs	2/11/2019				—	41,116	61,674		$2,138,443
	RSUs	2/11/2019							22,842	$1,188,012
Bridget E. Engle	EICP	—	—	$1,410,000	$2,115,000
	PSUs	2/11/2019				—	26,243	39,365		$1,364,898
	RSUs	2/11/2019							26,243	$1,364,898
Mitchell E. Harris	EICP	—	—	$2,205,000	$3,307,500
	PSUs	2/11/2019				—	60,441	90,662		$3,143,536
	RSUs	2/11/2019							33,578	$1,746,392
Lester J. Owens	EICP	—	—	$1,020,000	$1,530,000
	PSUs	2/12/2019				—	16,086	24,129		$ 849,984
	RSUs	2/12/2019							53,218	$2,812,039
Charles W. Scharf(5)	EICP	—	—	$3,812,500	$5,718,750
	PSUs	2/11/2019				—	170,304	255,456		$8,857,511
	RSUs	2/11/2019							85,152	$4,428,756

(1)

Represents the cash portion of incentive compensation amounts to be paid for performance during 2019 under The Bank of New York Mellon Corporation Executive Incentive Compensation Plan (the “EICP”). There was no threshold payout under this plan for 2019.

(2)

Represents the portion of the NEO’s incentive compensation award granted in the form of PSUs under the LTIP for performance during 2018 and Mr. Owens’ sign-on award. The amounts shown under the Maximum column represent the maximum payout level of 150% of target; there is no threshold payout level. Upon vesting, the PSUs will be paid out in shares of BNY Mellon common stock. PSUs cannot be sold during the period of restriction. During this period, dividend equivalents on the PSUs will be reinvested and paid to the executives at the same time as the underlying shares. These units will be earned between 0% – 150% based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year period. The earned units generally will cliff vest after the end of the performance period if the executive remains employed by us. In the event that the NEO’s risk scorecard rating is lower than acceptable risk tolerance, any unvested PSUs will be subject to review and potential forfeiture, as determined by our HRC Committee.

(3)

For each of Messrs. Gibbons, Santomassimo, Harris and Scharf and Ms. Engle, represents the portion of the NEO’s incentive compensation award granted in the form of RSUs under the LTIP for performance during 2018. For Mr. Owens, represents his sign-on and buyout awards. The RSUs generally vest in equal installments over three years. Mr. Scharf forfeited his equity grants upon his resignation from the company.

56	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

(4)	The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.

(5)

Upon his voluntary termination from the company in 2019, Mr. Scharf forfeited the equity awards listed on this table and forfeited his opportunity to receive a non-equity incentive award under the terms of the EICP for 2019.

Outstanding Equity Awards at Fiscal Year-End

The market value of unvested or unearned awards is calculated using a $50.33 per share value, which was the closing price per share of our common stock on the NYSE on December 31, 2019 (the last trading day of the year).

		Option Awards				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Year of Grant/ Performance Period(1)	Exercisable	Unexercisable
Thomas P. “Todd” Gibbons	2017					14,472	$728,376
	2018					18,862	$949,324
	2019					126,397	$6,361,561
	2017-2019							83,327.462(4)	$4,193,871
	2018-2020							53,337.622(3)	$2,684,483
	2019-2021							67,410.237(3)	$3,392,757
Michael P. Santomassimo	2017					4,793	$241,232
	2018					4,240	$213,399
	2019					22,842	$1,149,638
	2018-2020							6,660.918(3)	$335,244
	2019-2021							42,174.736(3)	$2,122,654
Bridget E. Engle	2017					18,352	$923,656
	2018					13,687	$688,867
	2019					26,243	$1,320,810
	2018-2020							21,502.411(3)	$1,082,216
	2019-2021							26,918.756(3)	$1,354,821
Mitchell E. Harris	2012	31,621	—	$22.03	2/22/2022
	2017					10,673	$537,172
	2018					25,492	$1,283,012
	2019					33,578	$1,689,981
	2017-2019							61,450.750(4)	$3,092,816
	2018-2020							72,087.689(3)	$3,628,173
	2019-2021							61,997.354(3)	$3,120,327
Lester J. Owens	2019					53,218	$2,678,462
	2019-2021							16,500.214(3)	$830,456
Charles W. Scharf	2017					0	$0
	2018					0	$0
	2019					0	$0
	2017-2019							0	$0
	2018-2020							0	$0
	2019-2021							0	$0

(1)	Refers to the year of grant for stock options and RSUs and to the performance period for PSUs.

BNY Mellon ➢	2020 Proxy Statement	57

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

(2)	RSUs vest in accordance with the following schedule:

Year of Grant
2017	Generally 1/3 vest per year over a three-year period, with the remaining unvested RSUs having vested on 2/16/2020. For Ms. Engle, 18,352 RSUs vested on 02/15/2020.
2018	Generally 1/3 vest per year over a three-year period, with the remaining unvested RSUs having vested 1/2 on 2/26/2020 and 1/2 vesting on 2/26/2021.
2019

Generally 1/3 vest per year over a three-year period, with the remaining unvested RSUs having vested 1/3 on 2/11/2020, 1/3 vesting on 2/11/2021 and 1/3 vesting on 2/11/2022. For Mr. Gibbons, 29,963 will vest on 10/28/2020, 29,962 will vest on 10/28/2021 and 29,962 will vest on 10/28/2022. For Mr. Owens, 20,250 vested on 1/13/2020, 5,355 vested on 2/12/2020, 7,675 will vest on 10/25/2020, 9,209 will vest on 1/13/2021, 5,355 will vest on 2/12/2021 and 5,374 will vest on 2/12/2022.

PSUs are earned and vest in accordance with the following schedule:

Year of Grant
2017

Earned, between 0% – 150% of target, based on our 2019 OEPS and growth in Risk Weighted Assets from 12/31/2016 to 12/31/2019 with a negative risk modifier should risk-weighted assets grow at an unacceptable rate; earned PSUs cliff vest at the end of the performance period (on 2/16/2020).

2018

Earned, between 0% – 150% of target, based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year period; earned PSUs cliff vest at the end of the performance period (on 2/26/2021).

2019

Earned between 0% – 150% of target, based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year period; earned PSUs cliff vest at the end of the performance period (on 2/11/2022).

(3)	Includes accrued dividends on the PSUs granted in 2018 and 2019, assuming target performance.

(4)	Includes accrued dividends on the PSUs granted in 2017, which were earned based on performance as of December 31, 2019 but remained subject to ongoing time-vesting conditions.

2019 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Thomas P. “Todd” Gibbons	318,556	$6,326,331	107,114	$5,676,429
Michael P. Santomassimo	—	$—	14,573	$729,316
Bridget E. Engle	—	$—	56,538	$2,996,291
Mitchell E. Harris	—	$—	94,821	$5,025,203
Lester J. Owens	—	$—	—	$—
Charles W. Scharf	—	$—	12,247	$648,969

58	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Pension Benefits

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Thomas P. “Todd” Gibbons	BNY Mellon Tax-Qualified Retirement Plan	28.08	$1,315,709	$0
	Legacy BNY Excess Plan	28.08	$2,139,526	$0
	Legacy BNY SERP	27.58	$3,698,888	$0
Mitchell E. Harris	BNY Mellon Tax-Qualified Retirement Plan	10.75	$429,916	$0
	Legacy Mellon IRC Section 401(a)(17) Plan	10.75	$630,096	$0

(1)

Benefit accruals under the Legacy BNY SERP were frozen as of December 31, 2014, and benefit accruals under the Legacy BNY Excess Plan, Legacy Mellon IRC Section 401(a)(17) Plan and BNY Mellon Tax-Qualified Retirement Plan were frozen as of June 30, 2015.

(2)

The present values shown above are based on benefits earned as of December 31, 2019 under the terms of the various plans as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2019, including a discount rate of 3.45%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

BNY Mellon Retirement Plans

All of these plans are closed to new participants and were frozen as of December 31, 2014 for the Legacy BNY SERP and as of June 30, 2015 for the BNY Mellon Tax-Qualified Retirement Plan, the Legacy BNY Excess Plan and the Legacy Mellon IRC Section 401(a)(17) Plan. Benefits for Legacy BNY participants under the BNY Mellon Tax-Qualified Retirement Plan, the Legacy BNY Excess Plan and the Legacy BNY SERP were determined under a career average pay formula for service on and after January 1, 2006 and under a final average pay formula for service prior to 2006. Benefits for Legacy Mellon participants under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy Mellon IRC Section 401(a)(17) Plan were determined under a final average pay formula.

The BNY Mellon Tax-Qualified Retirement Plan was amended effective January 1, 2009, to change the benefit formula for participants under age 50 as of December 31, 2008 and for new participants to a cash balance formula for service earned on and after January 1, 2009. Plan participants who were age 50 or older as of December 31, 2008 continued to earn benefits through June 30, 2015 under the provisions of the legacy plan in which they participated as of that date. Because Mr. Gibbons and Mr. Harris were over age 50 as of December 31, 2008, they continued to earn benefits under the provisions of the legacy plans in which they participate.

Because Mr. Gibbons and Mr. Harris have attained at least age 55, they are each eligible for immediate retirement under the BNY Mellon Tax-Qualified Retirement Plan. Mr. Gibbons is eligible to retire with unreduced benefits under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. Since

Mr. Gibbons is over age 60, he is also entitled to an unreduced benefit from the Legacy BNY SERP upon retirement. Mr. Harris is eligible to retire with a reduced benefit, currently 99.58% of his unreduced benefit, under both the BNY Mellon Tax-Qualified Retirement Plan and the Legacy Mellon IRC Section 401(a)(17) Plan. Messrs. Santomassimo and Owens and Ms. Engle do not participate in any plan that provides for specified payments and benefits (other than defined contribution plans) and accordingly, are not included in the Pension Benefits table above.

BNY Mellon Tax-Qualified Retirement Plan — Legacy BNY Provisions. The Legacy BNY Tax-Qualified Retirement Plan (the “Legacy BNY Plan”) formula is a career average pay formula subject to IRC limits on eligible pay for determining benefits. Benefits are based on eligible base pay prior to the plan freeze effective June 30, 2015. Employees who participated in the Legacy BNY Plan prior to January 1, 2006 may choose between a monthly benefit and a lump sum at retirement, while other participants will receive monthly benefits at retirement.

BNY Mellon Tax-Qualified Retirement Plan — Legacy Mellon Provisions. The Legacy Mellon Tax-Qualified Retirement Plan formula is a final average pay formula subject to IRC limits on eligible pay for determining benefits. Benefits are based on eligible base pay prior to the plan freeze effective June 30, 2015. Benefits are paid as an annuity.

Legacy BNY Excess Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy BNY employees as under the BNY Mellon Tax-Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid in a lump sum.

BNY Mellon ➢	2020 Proxy Statement	59

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Legacy BNY SERP. This plan is an unfunded nonqualified plan that provides benefits according to a benefit formula similar to that of the BNY Mellon Tax-Qualified Retirement Plan benefit formula but includes an annual bonus (capped at 100% of base salary after 2005) for senior executives who were selected to participate in the plan by The Bank of New York’s board of directors prior to July 8, 2003. Benefits are paid in a lump sum. Participants are entitled to benefits in this plan only if they terminate service on or after age 60.

Legacy Mellon IRC Section 401(a)(17) Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy Mellon employees as under the BNY Mellon Tax-Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid as an annuity.

Nonqualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for nonqualified deferred compensation in which the NEOs participate. For 2019, each of our NEOs participated in the BNY Mellon 401(k) Benefits Restoration Plan, and Mr. Harris participated in the BNY Mellon Deferred Compensation Plan and the Mellon Elective Deferred Compensation Plan for Senior Officers. Each of these plans is described below.

Name	Executive Contributions in Fiscal Year 2019	Registrant Contributions in Fiscal Year 2019(1)	Aggregate Earnings in Fiscal Year 2019	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2019

Thomas P. “Todd” Gibbons	$0	$10,400	$8,942	$0	$51,117

Michael P. Santomassimo	$0	$6,067	$1,282	$0	$14,203

Bridget E. Engle	$0	$6,400	$999	$0	$15,227

Lester J. Owens	$0	$5,082	$0	$0	$5,082

Mitchell E. Harris(2)	$0	$7,400	$85,250	$277,041	$2,473,319

Charles W. Scharf(3)	$0	$0	$403	$0	$0

(1)	These amounts represent company contributions under the BNY Mellon 401(k) Benefits Restoration Plan and are included in the All Other Compensation column of the Summary Compensation Table on page 55.

(2)

Amounts for Mr. Harris reflect aggregate balances and earnings in the BNY Mellon 401(k) Benefits Restoration Plan, the BNY Mellon Deferred Compensation Plan, and the Mellon Elective Deferred Compensation Plan for Senior Officers. Mr. Harris received a distribution of $277,041 pursuant to his election to receive his balance in the BNY Mellon Deferred Compensation Plan in 5 annual installments. This was Mr. Harris’ last installment.

(3)	Mr. Scharf forfeited his nonqualified deferred compensation due to his resignation from the Company in 2019.

60	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

BNY Mellon Nonqualified Deferred Compensation Plans

BNY Mellon 401(k) Benefits Restoration Plan. The BNY Mellon 401(k) Benefits Restoration Plan is a nonqualified plan designed for the purpose of providing deferred compensation on an unfunded basis for eligible employees. The deferred compensation provided under the BNY Mellon 401(k) Benefits Restoration Plan is intended to supplement the benefit provided under the BNY Mellon 401(k) Savings Plan, our 401(k) Plan, for employees not accruing benefits in our defined benefit pension plans where the employee’s retirement contributions under the 401(k) Plan are limited due to the maximums imposed on “qualified” plans by Section 401(a)(17) of the IRC. Pursuant to the BNY Mellon 401(k) Benefits Restoration Plan, we set up a notional account that is credited with an amount, if any, of non-discretionary company contributions that would have been credited to each eligible employee’s 401(k) Plan account absent those tax limitations, including for prior years in which the BNY Mellon 401(k) Benefits Restoration Plan was not yet in effect. The amounts credited to the notional accounts generally vest after three years of service, as defined and calculated under the 401(k) Plan. As of December 31, 2019, all of our NEOs participate in the BNY Mellon 401(k) Benefits Restoration Plan.

BNY Mellon Deferred Compensation Plan. The BNY Mellon Deferred Compensation Plan permits eligible employees, including our NEOs, to defer receipt of cash bonus/incentive amounts above the Social Security wage base (which was $132,900 in 2019) until a later date while employed, upon retirement or after retirement not to exceed age 70. Changes are permitted to the payment election once annually; however, they must comply with the regulations contained in The American Jobs Creation Act of 2004. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his benefit is paid in a lump sum shortly after termination. Investment alternatives, based on a selection of variable rate options, must be selected when the executive makes a deferral election and may be changed each quarter for future deferrals. Previously deferred amounts may generally be reallocated among the investment options at the beginning of each quarter. The plan is a nonqualified unfunded plan. As of December 31, 2019, Mr. Harris is the only NEO that participates in the plan.

Mellon Elective Deferred Compensation Plan for Senior Officers. The Mellon Elective Deferred Compensation Plan for Senior Officers is a nonqualified, unfunded plan that permitted executives, including Mr. Harris, to defer receipt of earned salary and cash bonus/incentive amounts above the Social Security wage base until a later date while employed, upon retirement or after retirement not to exceed age 70. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his benefit is paid in a lump sum shortly after termination. The executive may allocate his deferrals to receive earnings based on multiple variable rates or a declared rate (for 2019, 3.41%). Previously deferred amounts allocated to the declared rate must remain in the declared rate. Although the plan is unfunded, funds have been set aside in an irrevocable grantor trust for the purpose of paying benefits under the plan to participants.

BNY Mellon ➢	2020 Proxy Statement	61

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Potential Payments upon Termination or Change in Control

The following discussion summarizes any arrangements, agreements and policies of the company relating to potential payments to our NEOs upon termination or change in control.

Retirement Benefits

As shown in the Pension Benefits and the Nonqualified Deferred Compensation Tables above, we provide qualified and non-qualified pension retirement benefits and qualified and non-qualified defined contribution retirement benefits (with the specific plans varying depending on when participation began).

In addition, we provide accelerated or continued vesting of equity awards for participants who are eligible for retirement, with the eligibility dependent on the individual’s age and length of service and the terms of the applicable plan and award agreements. At December 31, 2019 and using the same assumptions as used for the Table of Other Potential Payments below, our NEOs were eligible to receive accelerated or continued vesting of stock awards in the following amounts: for Mr. Gibbons, $13,831,431; and for Mr. Harris, $13,398,865. Messrs. Owens and Santomassimo and Ms. Engle are not included above because they are not retirement-eligible. Accelerated or continued vesting is not provided on termination by the company for cause.

Other Potential Payments upon Termination or Change in Control

Change in Control and Severance Arrangements. Since 2010, our Board has implemented a “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements.” The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives approval of the stockholders of the company.

Under the Executive Severance Plan, if an eligible participant is terminated by the company without “cause” (as defined in the plan), the participant is eligible to receive a severance payment equal to one times the participant’s base salary for the year of termination (or, if greater, for the year before the year of termination) and benefit continuation and outplacement services for one year.

The participant is also eligible for a pro-rata annual bonus for the year of termination in the company’s sole discretion. If a participant’s employment is terminated by the company without cause or if the participant terminates his or her employment for “good reason” (as defined in the plan) within two years following a “change in control” (as defined in the plan), then instead of receiving the benefits described above, the participant is eligible to receive a severance payment equal to two times the sum of the participant’s base salary and target annual bonus for the year of termination (or, if greater, for the year before the year of termination), a pro-rata target annual bonus for the year of termination, benefit continuation for two years and outplacement services for one year. The payments and benefits under the plan are subject to the participant signing a release and waiver of claims in favor of the company and agreeing not to compete against the company, or solicit our customers and employees, for so long as they are receiving benefits under the plan. If any payment under the plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the IRC, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax.

Payments and benefits that are payable under the plan will be reduced to the extent that the amount of such payments or benefits would exceed the amount permitted to be paid under the company’s “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements” and such amounts are not approved by the company’s stockholders in accordance with the policy.

Unvested Equity Awards. Equity awards granted to our NEOs through December 31, 2019 were granted under the LTIP or its predecessor. Each award is evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or a change in control on unvested equity awards. Accordingly, the effect of a termination event or change in control on outstanding equity awards varies by executive officer and type of award.

62	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Table of Other Potential Payments. The following table is based on the following:

•	The termination event listed in the table is assumed to be effective as of December 31, 2019.

•	The value of our common stock of $50.33 per share is based on the closing price of our common stock on the NYSE on December 31, 2019, the last trading day in 2019.

•	The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any pension, deferred compensation, or equity award vesting that would be earned on retirement as described above. We have only included amounts by which an NEO’s retirement benefit is enhanced by the triggering event, or additional equity awards that vest on the triggering event that would not vest on retirement alone. See “Retirement Benefits” on page 62 above for information on the acceleration or continued vesting of equity awards upon retirement.
•	The designation of an event as a termination in connection with a change in control is dependent upon the termination being either an involuntary termination by the company without cause or a termination by the NEO for good reason.

•	“Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any NEO in the event of his or her death or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided in our discretion. The incremental benefits that would be payable upon certain types of termination of employment as they pertain to the NEOs are described below. Mr. Scharf is not included in the table below as he did not receive any payments in connection with his resignation.

BNY Mellon ➢	2020 Proxy Statement	63

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Named Executive Officer	By Company Without Cause	Termination in Connection with Change of Control	Death

Thomas P. “Todd” Gibbons

Cash Severance(1)	$1,250,000	$10,075,000	$—

Pro-rated Bonus(1)	$3,219,376	$3,787,500	$—

Health and Welfare Benefits	$748	$1,496	$—

Additional Stock Award Vesting(2)	$4,551,877	$4,551,877	$4,551,877

TOTAL	$9,022,001	$18,415,873	$4,551,877

Michael P. Santomassimo

Cash Severance(1)	$600,000	$6,700,000	$—

Pro-rated Bonus(1)	$2,337,500	$2,750,000	$—

Health and Welfare Benefits	$19,130	$38,260	$—

Additional Stock Award Vesting(2)	$2,557,358	$4,075,100	$4,075,100

TOTAL	$5,513,988	$13,563,360	$4,075,100

Bridget E. Engle

Cash Severance(1)	$600,000	$6,370,000	$—

Pro-rated Bonus(1)	$2,526,838	$2,585,000	$—

Health and Welfare Benefits	$19,265	$38,530	$—

Additional Stock Award Vesting(2)	$5,405,203	$5,405,203	$5,405,203

TOTAL	$8,551,306	$14,398,733	$5,405,203

Mitchell E. Harris

Cash Severance(1)	$650,000	$9,385,000	$—

Pro-rated Bonus(1)	$3,092,513	$4,042,500	$—

Health and Welfare Benefits	$12,571	$25,142	$—

Additional Stock Award Vesting(2)	$—	$—	$—

TOTAL	$3,755,084	$13,452,642	$—

Lester J. Owens

Cash Severance(1)	$600,000	$4,940,000	$—

Pro-rated Bonus(1)	$1,907,400	$1,870,000	$—

Health and Welfare Benefits	$19,265	$38,530	$—

Additional Stock Award Vesting(2)	$2,726,358	$2,726,358	$2,726,358

TOTAL	$5,253,023	$9,574,888	$2,726,358

(1)

Amounts shown assume that no NEO received payment from any displacement program, supplemental unemployment plan or other separation benefit other than the Executive Severance Plan. Amounts have been calculated in accordance with the terms of the applicable agreements. For terminations by the company without cause, amounts will be paid in installments over a one-year period following termination. For terminations in connection with a change of control, amounts will be paid in a lump sum.

(2)

The value of Additional Stock Award Vesting represents the value at December 31, 2019 of all shares of restricted stock units (along with cash dividends accrued on the restricted stock units) and earned PSUs (along with dividend equivalents on the PSUs) that on that date were subject to service-based restrictions, which restrictions lapse on or after certain terminations of employment, including following a change of control, to the extent such restrictions would not lapse on retirement alone. Information relating to the vesting of stock awards on retirement can be found in “Retirement Benefits” on page 62 above.

64	BNY Mellon ➢	2020 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Pay Ratio

Set forth below is the annual total compensation of our median employee, the annualized total compensation of Mr. Gibbons, and the ratio of those two values:

•	The 2019 annual total compensation of the median employee of BNY Mellon (other than our CEO) was $63,202;

•	The 2019 annualized total compensation of our Interim CEO, Mr. Gibbons, was $13,437,888; and

•	For 2019, the ratio of the annual total compensation of Mr. Gibbons to the median annual total compensation of all our employees was 213 to 1.

Background

We previously identified our median employee (who is located in the U.S.) using our world-wide employee population (without exclusions) as of October 31, 2017 and measuring compensation based on total pay actually received over the period November 1, 2016 – October 31, 2017. There has been no change in our employee population, our employee compensation arrangements or our median employee’s circumstances that we believe would significantly impact our pay ratio disclosure. Therefore, as permitted by SEC rules, we calculated the 2019 pay ratio set forth above using the same median employee that we used to calculate our 2018 pay ratio.

As required by SEC rules, we calculated 2019 annual total compensation for our median employee using the same methodology that we use to determine our NEOs’ annual total compensation for the Summary Compensation Table. We annualized the compensation Mr. Gibbons received as Interim CEO by increasing his salary and incentive equal to what he would have received if he had been CEO for the full year.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

BNY Mellon ➢	2020 Proxy Statement	65

ITEM 3. RATIFICATION OF KPMG LLP

Item 3. Ratification of KPMG LLP

ITEM 3 – RATIFICATION OF KPMG LLP	66

RESOLUTION	67

REPORT OF THE AUDIT COMMITTEE	68

SERVICES PROVIDED BY KPMG LLP	69
Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees	69
Other Services Provided by KPMG LLP	69
Pre-Approval Policy	69

66	BNY Mellon ➢	2020 Proxy Statement

ITEM 3. RATIFICATION OF KPMG LLP	> Resolution

Proposal

We are asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accountants for the year ending December 31, 2020.

Background

The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent registered public accounting firm for the 2020 fiscal year is in the best interests of the company and its stockholders.

Our Audit Committee has direct responsibility:

• For the selection, appointment, compensation, retention and oversight of the work of our independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us.

• To negotiate and approve all audit engagement fees and terms and all non-audit engagements of the independent registered public accountants.

• To annually evaluate KPMG, including its qualifications and independence, and to replace KPMG as our independent registered public accountant, as appropriate.

• To discuss with management the timing and process for implementing the five-year mandatory rotation of the lead engagement partner.

The Board recommends that you vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2020.

KPMG or its predecessors have served as our independent registered public accounting firm since the merger in 2007 and previously served as the independent registered public accountant of Mellon since 1972. As in prior years, in 2019, the Audit Committee engaged in a review of KPMG in connection with considering whether to recommend that stockholders ratify the selection of KPMG as BNY Mellon’s independent auditor for 2020. In that review, the Audit Committee considered the continued independence of KPMG; the breadth and complexity of BNY Mellon’s business and its global footprint, and the resulting demands placed on its auditing firm; KPMG’s demonstrated understanding of the financial services industry in general and BNY Mellon’s business in particular; and the professionalism of KPMG’s team, including their exhibited professional skepticism, objectivity and integrity.

To assist the Audit Committee with its review, management prepares an annual assessment of KPMG that includes (1) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform BNY Mellon’s annual audit, (2) the results of a survey of management and Audit Committee members regarding KPMG’s overall performance and (3) KPMG’s fees and services compared to services provided by KPMG and other auditing firms to peer companies. In addition, KPMG provides to, and reviews with, the Audit Committee an analysis of KPMG’s independence, including the policies that KPMG follows with respect to rotating key audit personnel so that there is a new partner-in-charge at least every five years.

We expect that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of KPMG as our independent registered public accountants for the year ending December 31, 2020.

If the selection of KPMG is not ratified by our stockholders, the Audit Committee will reconsider the matter. If selection of KPMG is ratified, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change is in the best interests of the company and our stockholders.

BNY Mellon ➢	2020 Proxy Statement	67

ITEM 3. RATIFICATION OF KPMG LLP	> Report of the Audit Committee

On behalf of our Board, the Audit Committee oversees the operation of a comprehensive system of internal controls with respect to the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of our independent registered public accounting firm. The Committee’s function is one of oversight, since management is responsible for preparing our financial statements, and our independent registered public accountants are responsible for auditing those statements.

Accordingly, the Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2019 and management’s assessment of internal control over financial reporting as of December 31, 2019. The Committee has also discussed with KPMG the conduct of the audit of our financial statements, as well as the quality of the company’s accounting principles and the reasonableness of critical accounting estimates and judgments. KPMG issued its unqualified report on our financial statements and the operating effectiveness of our internal control over financial reporting.

The Committee has also discussed with KPMG the matters required to be discussed in accordance with Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard, Communications with Audit Committees. The Committee has also received the written disclosures and the letter from KPMG required by applicable PCAOB standards regarding the independent accountants’ communications with the Audit Committee concerning auditor independence, and has conducted a discussion with KPMG regarding its independence. The Committee has determined that KPMG’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Committee recommended to the Board that our audited financial statements for the year ended December 31, 2019 be included in our 2019 Annual Report.

By: The Audit Committee

Joseph J. Echevarria, Chair

Linda Z. Cook

Jennifer B. Morgan

Samuel C. Scott III

Alfred W. “Al” Zollar

68	BNY Mellon ➢	2020 Proxy Statement

ITEM 3. RATIFICATION OF KPMG LLP	> Services Provided by KPMG LLP

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We have been advised by KPMG that it is an independent public accounting firm registered with the PCAOB and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. The appointment of KPMG as our independent registered public accounting firm for the 2019 fiscal year was ratified at our 2019 Annual Meeting. The following table reflects the fees earned by KPMG for services provided to us for 2019 and 2018:

Description of Fees	Amount of Fees Paid to KPMG for 2019	Amount of Fees Paid to KPMG for 2018

Audit Fees(1)	$21,101,000	$20,834,000

Audit-Related Fees(2)	$23,122,000	$23,356,000

Tax Fees(3)	$2,464,000	$2,097,000

All Other Fees(4)	$48,000	$231,000

Total	$46,735,000	$46,518,000

(1)

Includes fees for professional services rendered for the audit of our annual financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002), for reviews of the financial statements included in our quarterly reports on Form 10-Q and for other services that only our independent registered public accountant can reasonably provide.

(2)

Includes fees for services that were reasonably related to performance of the audit of the annual financial statements for the fiscal year, other than Audit Fees, such as service organization reports (under Statement on Standards for Attestation Engagements 16), employee benefit plan audits and internal control reviews.

(3)	Includes fees for tax return preparation and tax planning.

(4)	Includes fees for regulatory and other advisory services.

Other Services Provided by KPMG LLP

KPMG also provided services to entities associated with us that were charged directly to those entities and accordingly were not included in the amounts disclosed in the table above. These amounts included $14.2 million for 2019 and $13.9 million for 2018 for the audits and tax compliance services for mutual funds, collective funds and other funds advised by us. Also excluded from the amounts disclosed in the table above are fees billed by KPMG to joint ventures or equity method investments in which we have an interest of 50% or less.

Pre-Approval Policy

Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accountants. In accordance with SEC rules, our pre-approval policy has two different approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accountants. Proposed services may be pre-approved pursuant to policies and procedures established by the Audit Committee that are detailed as to a particular class of service without consideration by the Audit Committee of the specific case-by-case services to be performed (“class pre-approval”). If a class of service has not received class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided by our independent registered public accountants (“specific pre-approval”). A list of services that has received class pre-approval from our Audit Committee (or its delegate) is attached to our Audit and Permitted Non-Audit Services Pre-Approval Policy. A copy of our Audit and Permitted Non-Audit Services Pre-Approval Policy is available on our website (see “Helpful Resources” on page 87). For 2019, 100% of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.

BNY Mellon ➢	2020 Proxy Statement	69

ITEM 4. STOCKHOLDER PROPOSAL REGARDING PAY EQUITY REPORT	> Stockholder Proposal

Proposal and Background

Arjuna Capital, on behalf of Adam Seitchik, c/o Arjuna Capital, 1 Elm Street, Manchester, MA 01944, the beneficial owner of more than $2,000 of our common stock, has given notice that it intends to introduce the following resolution at the Annual Meeting. In accordance with the applicable proxy regulations, the text of the proponent’s proposal and supporting statement, for which we accept no responsibility, are set forth immediately below:

Gender/Racial Pay Equity

Whereas: The World Economic Forum estimates the gender pay gap costs the economy 1.2 trillion dollars annually. The median income for women working full time in the United States is 80 percent that of men. This disparity can equal half a million dollars over a career. Intersecting race, the gap for African American and Latina women is 60 percent and 55 percent. At the current rate, women overall will not reach pay equity until 2059, African American women until 2130, and Latina women until 2224.

United States companies have begun reporting statistically adjusted equal pay numbers, assessing the pay of men and women, minorities and non-minorities, performing similar jobs, but mostly ignore median pay gaps. Regulation in the United Kingdom mandates disclosure of median gender pay gaps. Bank of New York Mellon reported a 20 percent median base pay gap and a 22 percent bonus pay gap for its London branch, but has not published its global median pay gap.

Bank of New York Mellon reports women and minorities earn 99 percent the compensation received by men and non-minorities on an equal pay basis. Yet, that statistically adjusted number is only half the story, failing to consider how discrimination affects opportunity. The objective of this proposal — median pay gap disclosure — addresses the structural bias that affects the jobs women and minorities hold, particularly when white men hold most higher paying jobs.

Women account for 41 percent of our company’s global workforce, but only 25 percent of senior leadership. Mercer finds female executives are 20 to 30 percent more likely to leave financial services careers than other careers. Actively managing pay equity “is associated with higher current female representation at the professional through executive levels and a faster trajectory to improved representation.”

Research from Morgan Stanley, McKinsey, and Robeco Sam suggests diverse leadership leads to superior stock performance and return on equity. McKinsey states, “the business case for the advancement and promotion of women is compelling.” Best practices include “tracking and eliminating gender pay gaps.”

Public policy risk is of concern in the United States. The Paycheck Fairness Act pends before Congress. California, Massachusetts, New York, and Maryland have strengthened pay legislation. The Congressional Joint Economic Committee reports 40 percent of the wage gap may be attributed to discrimination.

Resolved: Shareholders request Bank of New York Mellon report on the company’s global median gender/racial pay gap, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

The gender pay gap is defined as the difference between male and female median earnings expressed as a percentage of male earnings (Organization for Economic Cooperation and Development).

Supporting Statement: A report adequate for investors to assess company strategy and performance would include the percentage global median pay gap between male and female employees across race and ethnicity, including base, bonus and equity compensation.

70	BNY Mellon ➢	2020 Proxy Statement

ITEM 4. STOCKHOLDER PROPOSAL REGARDING PAY EQUITY REPORT	> Board’s Response

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “against” the stockholder proposal regarding a pay equity report.

Board’s Response

After careful consideration of this proposal, we recommend that you vote AGAINST this proposal for the following reasons:

We are committed to fair compensation practices for all employees and to diversity and inclusion more broadly, as articulated in our Equal Employment Opportunity Statement and Gender Equality Statement. Furthermore, we aspire to be a top employer of the best talent, and our pay policies and practices are just one aspect of our broader program to address opportunity and advancement for our female and racially diverse employees. For us, being a top employer means creating the conditions for our people to succeed — to challenge and enable them to do their best work, to value their unique perspectives and contributions and to empower them to thrive on a global stage. Gender and racial equality is a key factor in achieving this goal and is a priority in our global diversity and inclusion strategy. We are proud of our record of recognition by independent third parties for our support of diversity and inclusion. For example, we have been selected for the fourth consecutive year for the Bloomberg Gender-Equality Index, which distinguishes companies committed to transparency in gender reporting and advancing women’s equality and included in the Financial Times’s inaugural Diversity Leaders 2020 list, which recognizes companies’ success and efforts to promote all types of diversity, including gender balance, ethnic and social mix, as well as openness to all forms of sexual orientation and disability. For the thirteenth year running, we have received a perfect score on the 2020 Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to lesbian, gay, bisexual, transgender and queer (“LGBTQ”) workplace equality. We have also been named a Best Employer for Promoting Asian Pacific American Women, recognized in the category of Best Employer for LGBT Asian Employees and recognized for having the Most Innovative Practices for inclusion of LGBT Asian Employees by Asia Society. In addition, we are among the top scoring companies in the Disability Equality Index 2019 Best Places to Work.

The Board recommends a vote “AGAINST” the stockholder proposal.

At BNY Mellon, we already implement a variety of best practices to address pay equity and are taking steps to ensure that we attract, retain and support more talented female and racially diverse professionals, and the requested metric in the proposal would not accurately represent our record of promoting diversity and inclusion across our organization and the industry more broadly. Our remuneration policies and practices aim to compensate all employees fairly and equitably based on performance, and our Board and senior leadership team oversee pay equity on an ongoing basis. We are committed to fair and equitable compensation practices and regularly review our compensation programs to ensure that employees receive equal pay for equal work. In 2019, we reviewed compensation received by women and it was equal to, on average, 99% of that received by men. Our review also found that compensation received by minority employees in 2019 was, on average, more than 100% of non-minority employees. Salary ranges are developed based on independent, external market data and provided to managers to guide compensation decisions. Managers determine where individual compensation should be positioned within these ranges based on numerous factors, including performance and internal pay equity. Notably, BNY Mellon was awarded the second-highest grade among the companies surveyed in Arjuna Capital’s 2019 Gender Pay Scorecard. A comparison of compensation of male and female and minority and non-minority employees at the median without adjusting for applicable factors (including their different roles, performance or locations) is not a common metric for pay equity comparisons in the U.S. and would provide a misleading portrayal of our compensation practices. For

BNY Mellon ➢	2020 Proxy Statement	71

ITEM 4. STOCKHOLDER PROPOSAL REGARDING PAY EQUITY REPORT	> Board’s Response

example, if a company had a significant concentration of employees in lower cost locations with high male representations, it may lead to a low global gender pay gap. In fact, efforts by that company to increase its female representation in these lower cost locations would result in a higher gender pay gap, which does not provide support for the right actions and behaviors. Instead, we believe that measuring, tracking and analyzing data, information and programs focused on increasing representation, development, mobility and promotion in thoughtful and sustainable ways is far more effective to drive the long-term change needed.

We recognize that a company-wide median pay gap is likely to persist until there is a more balanced representation of men and women and minorities and non-minorities at every level of our organization, but particularly at more senior levels. Senior leadership is focused on the impact that advancement decisions can have on pay equity in the workplace because fair advancement practices lead to more women and diverse candidates in management and leadership positions. Accordingly, we maintain robust policies and programs to advance our diversity and inclusion goals at the senior levels of BNY Mellon. For example, we ensure equitable work distribution so that women and racial minorities within our organization have the same opportunities to work on important matters with major clients. We provide equal access to, and promote diversity for, the various types of activities that lead to advancement, including mentoring, networking and marketing events. We embed diversity and inclusion in our talent review processes, succession benches and development plans to improve promotion-readiness and advancement of top diverse talent. Our six Employee and Business Resource Groups (“E/BRGs”) — spanning a broad spectrum of diversity attributes, including multigenerational, people with disabilities, multicultural, LGBT+, veterans and returning military, and gender — have more than 12,000 members, collectively, and play an essential role in developing and retaining a diverse workforce and strengthening our inclusive culture. In addition, we invest in and position our high performing, high potential diverse talent for external development and leadership opportunities, which exposes them to valuable peer networks and enables them to leverage experts in other industries as coaches, mentors and sponsors.

We also offer a number of benefits and flexible arrangements to support job satisfaction and employee retention. We have taken a number of active steps in 2019 in furtherance of our continued efforts to support families. In the U.S., we increased our parental leave from 12 weeks to 16 weeks. Internationally, we also increased our global maternity company paid leave to 16 weeks in all countries, and lastly, we ensured incentive eligibility for employees on paid leaves, including maternity/parental leaves. We believe that our commitment to equality is demonstrated by action and results, and we will continue to devote our resources to close the current median pay gap both by creating a more balanced workforce and by ensuring that our employees receive equal pay for equal work.

Diverse senior leadership requires diverse talent pipelines, and our commitment to gender and racial equality is evidenced at every level of BNY Mellon, from our Board through our senior leadership to our new hires. Assuming the election of all director nominees at this year’s Annual Meeting, female and minority directors will represent 70 percent of our Board. Women represent 41 percent of our total global workforce and 44 percent of our U.S. workforce, including 18 percent of our executive leadership, 29 percent of our senior leadership (i.e., Director level and above) and 35 percent of our mid-level leadership (i.e., Vice President levels). Ethnic minorities represent 35 percent of our U.S. workforce, including 24 percent of our executive leadership, 24 percent of our senior leadership and 32 percent of our mid-level leadership. We are committed to continuing to increase the representation of women and diverse employees throughout our organization, with women candidates accounting for 40 percent of all new hires globally, up from 39 percent in 2018, and diverse candidates accounting for 48 percent of all new hires in the U.S., up from 42 percent in 2018. We require diverse candidate slates for all roles, at all levels, and have enhanced talent sourcing and recruiting partnerships, capabilities and systems in support of driving slate diversity. We set goals to improve workforce diversity in our employee population and hold Executive Committee members and hiring managers accountable for achieving this improvement. To reinforce our commitment to diversity and inclusion in our workforce, the individual performance goals for key management include specific targets for advancing women and ethnic minority representation in our senior leadership ranks, and their variable compensation is tied in part to performance against these diversity and inclusion goals.

In addition to advancing equality within BNY Mellon, we also actively support diversity and inclusion initiatives throughout the financial services sector and across industry lines. For example, BNY Mellon was a driving force behind the formation of the Wall Street Women’s Alliance, a network dedicated to creating a culture that enables women to advance to C-suite roles in the financial services industry. In addition, Newton Investment Management, one of our subsidiaries, was part of a stakeholder working group that developed a whitepaper offering asset owners, managers and other investment firms guidance and case studies to help avoid loss of performance continuity

72	BNY Mellon ➢	2020 Proxy Statement

ITEM 4. STOCKHOLDER PROPOSAL REGARDING PAY EQUITY REPORT	> Board’s Response

through leaves of absence, which disproportionately impact women, and minimize turnover of diverse talent in portfolio management. We are active in the U.S. and UK 30% Clubs cross-industry mentoring programs, where BNY Mellon senior leaders participate as mentors to top emerging women leaders. True to our belief in diversity, inclusion and equality, we signed a corporate amicus brief filed with the U.S. Supreme Court in support of extending federal anti-discrimination protections to LGBT+ workers. On a global level, we signed on to the United Nations Human Rights Office’s LGBTI Standards of Conduct for Business, which tackle discrimination and violence against the LGBT+ community and encourage faster global progress toward equality, and joined hundreds of companies from a broad range of industries in signing a business statement supporting transgender equality. In further support of inclusion and equality across gender identities and expression, we introduced a suite of resources — Transgender Guidelines: Gender Transition, Identity and Expression — to assist employees in our APAC, EMEA and U.S. regions undergoing or planning gender transition and to help managers and employees better engage with and support transgender or transsexual colleagues.

In order to further the principles in our Equal Employment Opportunity Statement, our Gender Equality Statement and our diversity and inclusion program more broadly, hold ourselves publicly accountable and celebrate our commitment to diversity and gender equality, we publicly share information regarding our diversity and inclusion strategy, workforce demographics, hiring statistics, diversity efforts and our inclusive culture in our CSR Report (https://www.bnymellon.com/us/en/who-we-are/csr/) and on our corporate website (https://bnymellon.com/diversity).

We remain committed to promoting diversity in the workplace as evidenced by the ongoing efforts described above and the demonstrable progress we have made and continue to make. This proposal calls for the creation of a report that would be costly, time consuming and misleading — diverting resources from the significant work we are already doing to increase the representation of women at every level and ensure that equal work is recognized and rewarded with equal pay. As such, we believe this proposal fails to enhance our existing dedication to promoting diversity and gender equality at BNY Mellon, and that implementation is therefore not in the best interests of our stockholders. Accordingly, we recommend that you vote AGAINST this proposal.

BNY Mellon ➢	2020 Proxy Statement	73

ITEM 5. STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER VOTE ON BY-LAW AND CHARTER AMENDMENTS	> Stockholder Proposal

Proposal and Background

John Chevedden, on behalf of Kenneth Steiner, c/o John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, the beneficial owner of more than $2,000 of our common stock, has given notice that he intends to introduce the following resolution at the Annual Meeting. In accordance with the applicable proxy regulations, the text of the proponent’s proposal and supporting statement, for which we accept no responsibility, are set forth immediately below:

Proposal [5] — Let Shareholders Vote on Bylaw and Charter Amendments

Shareholders request that the Board of Directors take the steps necessary to adopt a bylaw that requires any amendment to the bylaws or charter, that is approved by the board, shall be subject to a non-binding shareholder vote as soon as practical unless such amendment is already subject to a binding vote.

It is important that bylaw and charter amendments take into consideration the impact that such amendments can have on limiting the rights of shareholders and/or on reducing the accountability of directors and managers. For example, Directors could adopt a narrowly crafted exclusive forum bylaw to suit the unique circumstances facing the company.

A proxy advisor recently adopted a policy to vote against directors who unilaterally adopt bylaw provisions or amendments to the articles of incorporation that materially diminish shareholder rights. This proposal is consistent with, “BNY Mellon regularly engages with and solicits the feedback of its stockholders and is proud of its track record of responsiveness to stockholders.” A shareholder vote is the best form of shareholder engagement.

If our directors are opposed to this proposal then it would be useful for our directors to give recent examples of companies whose directors took the initiative and adopted bylaws that primarily benefitted shareholders. A shareholder vote is the best form of shareholder engagement because every shareholder has an opportunity to be heard.

Please vote to improve shareholder engagement:

Let Shareholders Vote on Bylaw and Charter Amendments — Proposal [5]

74	BNY Mellon ➢	2020 Proxy Statement

ITEM 5. STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER VOTE ON BY-LAW AND CHARTER AMENDMENTS	> Board’s Response

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “against” the stockholder proposal regarding by-law and charter amendments.

Board’s Response

After careful consideration of this proposal, we have concluded that it is not in the best interests of our stockholders. We therefore recommend that you vote AGAINST this proposal for the following reasons:

Our corporate governance framework, including a strong and independent Board, promotes accountability and effective oversight over management and the business and affairs of the company while providing for considerable stockholder rights that allow stockholders to express their views on Board action and to substantively amend the company’s governing documents. The features of our existing framework are consistent with the vast majority of public companies traded on U.S. exchanges and adequately protect stockholder rights and the opportunity for stockholders to be heard without inappropriately restricting the ability of our Board to exercise its business judgement. By law, stockholder approval is already required for substantially all amendments to our certificate of incorporation proposed by our Board and our stockholders have the unfettered right to amend our by-laws.

The Board recommends a vote “AGAINST” the stockholder proposal.

The company’s certificate of incorporation and by-laws address the proposal’s objective by providing stockholders the right to amend the by-laws and to approve amendments to the certificate of incorporation. Under Delaware law, any amendments to the company’s certificate of incorporation that are proposed by the Board, with the exception of a limited class of ministerial amendments that do not implicate the rights of stockholders, must be approved by stockholders to be effective. Delaware law additionally permits stockholders a unilateral right to take action to amend the by-laws. The proposal is therefore unnecessary as it seeks only that stockholders be granted a non-binding and advisory vote on charter and by-law amendments, even though the company’s certificate of incorporation and by-laws, in addressing Delaware law, provides stockholders with more substantive rights with respect to changing our governing documents.

Our corporate governance policies and practices facilitate flexibility for our Board to respond to the company’s circumstances without restricting the rights of stockholders. Consistent with almost all publicly traded corporations incorporated in Delaware, our Board has been granted the right to amend the by-laws, a delegation that is permitted by Delaware corporate law. In evaluating and implementing any by-law amendments, the Board is required to act in a manner consistent with the fiduciary duties of care and loyalty owed to the company and its stockholders. It is important that our Board has the flexibility to amend the by-laws to address developments in applicable laws, accepted corporate governance practices and the management of corporate affairs. Moreover, our by-laws contain a number of provisions addressing administrative and procedural matters that do not typically require stockholder involvement. For example, there are provisions in the by-laws covering the notice requirement for meetings of the Board and its committees. A requirement that the Board wait until the next Annual Meeting of Stockholders or convene a Special Meeting of Stockholders in order to obtain stockholder approval will come at substantial burden and cost to the company and effectively restrains the Board’s exercise of business judgement, particularly when considering such by-law amendments that do not typically require stockholder involvement.

We have adopted corporate governance policies and practices to promote accountability and stockholder engagement. Our corporate governance practices and policies are regularly assessed by management and our Board together to ensure that we remain responsive and accountable to our stockholders and other stakeholders. We have implemented a number of measures to ensure that stockholders are afforded greater influence over the governance of the company, including (i) meaningful proxy access, (ii) special meeting rights for stockholders, individually or in a group, holding 20% of our outstanding common stock and (iii) written consent rights that allow stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting to take

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ITEM 5. STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER VOTE ON BY-LAW AND CHARTER AMENDMENTS	> Board’s Response

action without formally meeting. Moreover, to the extent that stockholders believe the Board is not acting in their best interests, they are free to communicate with management, nominate new candidates to be directors, or vote against all or certain directors at the upcoming Annual Meeting. In addition, we maintain a robust stockholder engagement program to facilitate dialogue with our stockholders on performance, governance and executive compensation matters, among others. A further discussion on our corporate governance practices can be found on page 18. In light of our strong and effective corporate governance framework, the proposal will impose significant expense and administrative burden on the company to prepare for and conduct a stockholder approval process with limited benefit, if any, to the company and our stockholders. We therefore recommend that you vote AGAINST this proposal.

76	BNY Mellon ➢	2020 Proxy Statement

ADDITIONAL INFORMATION

BNY Mellon ➢	2020 Proxy Statement	77

ADDITIONAL INFORMATION	> Equity Compensation Plans

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)

Equity compensation plans

Approved by stockholders	16,897,885(1)	$26.03	41,119,552(2)

Not approved by stockholders	93,314(3)	—	—

Total	16,991,199(4)	$26.03(5)

(1)

Includes 16,871,426 shares of common stock that may be issued pursuant to outstanding options, RSUs, PSUs and escrowed dividends awarded under the LTIP; 5,447.316 shares of common stock that may be issued pursuant to outstanding director deferred share units under the Mellon Director Equity Plan (2006); and 21,011 shares of common stock that may be issued pursuant to outstanding stock options under The Bank of New York Mellon Corporation Employee Stock Purchase Plan. The number of shares of common stock that may be issued pursuant to outstanding unearned PSUs reflects the target payout. At maximum payout, the number of shares would increase by 566,898. For additional information about how PSUs are earned, see “Compensation Discussion and Analysis — Compensation of NEOs — PSUs” on page 47.

(2)

Includes 5,459,324 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Employee Stock Purchase Plan and 35,660,228 shares of common stock that remain available for issuance under the LTIP.

(3)

Includes 93,314 shares of common stock that may be issued pursuant to deferrals under the Bank of New York Directors Plan, which is described in further detail in “Director Compensation” on page 34 above.

(4)	The weighted average term for the expiration of outstanding stock options under our equity compensation plans is 1.4 years.

(5)

This weighted-average exercise price relates only to the options described in footnote 1. Shares underlying RSUs, PSUs and deferred share units are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

78	BNY Mellon ➢	2020 Proxy Statement

ADDITIONAL INFORMATION	> Information on Stock Ownership

Beneficial Ownership of Shares by Holders of

More Than 5% of Outstanding Stock

As of February 18, 2020, we had 885,051,415 shares of common stock outstanding. Based on filings made under Section 13(d) and 13(g) of the Exchange Act reporting ownership of shares and percent of class as of December 31, 2019, the only persons known by us to be beneficial owners of more than 5% of our common stock as of February 18, 2020 were as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

Warren E. Buffett and Berkshire Hathaway Inc.(1) 3555 Farnam Street Omaha, NE 68131	89,000,000	9.9%

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	63,360,444	6.87%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	52,912,303	5.9%

Dodge & Cox(4) 555 California Street, 40th Floor San Francisco, CA 94104	46,398,022	5.0%

(1)

Based on a review of the Schedule 13G filed on February 14, 2020 by Warren E. Buffett, Berkshire Hathaway Inc. and certain other reporting persons. The Schedule 13G discloses that Mr. Buffett had shared voting power as to 89,000,000 shares and shared dispositive power as to 89,000,000 shares, and Berkshire Hathaway Inc. had shared voting power as to 89,000,000 shares and shared dispositive power as to 89,000,000 shares (including shares beneficially owned by certain subsidiaries of Berkshire Hathaway Inc. as a result of being a parent holding company or control person).

(2)

Based on a review of the Schedule 13G/A filed on February 12, 2020 by The Vanguard Group. The Schedule 13G/A discloses that The Vanguard Group had sole voting power as to 1,242,440 shares, shared voting power as to 245,845 shares, sole dispositive power as to 61,943,168 shares and shared dispositive power as to 1,417,276 shares.

(3)

Based on a review of the Schedule 13G filed on February 5, 2020 by BlackRock, Inc. The Schedule 13G discloses that BlackRock, Inc. had sole voting power as to 44,569,795 shares and sole dispositive power as to 52,912,303 shares.

(4)

Based on a review of the Schedule 13G filed on February 13, 2020 by Dodge & Cox. The Schedule 13G discloses that Dodge & Cox had sole voting power as to 43,987,081 shares and sole dispositive power as to 46,398,022 shares.

We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with, and may provide ordinary course financial services to, holders of 5% or more of our outstanding common stock, including asset servicing, clearing, issuer services, treasury services, global markets, broker-dealer, liquidity investment and credit services. These transactions are negotiated on an arm’s-length basis and contain terms and conditions that are substantially similar to those offered to other customers under similar circumstances.

BNY Mellon ➢	2020 Proxy Statement	79

ADDITIONAL INFORMATION > Information on Stock Ownership

Beneficial Ownership of Shares by Directors

and Executive Officers

The table below sets forth the number of shares of our common stock beneficially owned as of the close of business on February 18, 2020 by each director, each individual included in the “Summary Compensation Table” on page 55 above and our current directors and executive officers as a group, based on information furnished by each person. Sole voting and sole investment power with respect to the shares shown in the table below are held either by the individual alone or by the individual together with his or her immediate family. Each of our directors and executive officers is subject to our robust anti-hedging and anti-pledging policy, which is described above under “Compensation Discussion and Analysis — Pay Practices — Hedging and Pledging” on page 51.

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)

Linda Z. Cook	5,419

Joseph J. Echevarria	34,755

Bridget E. Engle	53,629

Thomas P. “Todd” Gibbons	367,366

Jeffrey A. Goldstein	35,773

Mitchell E. Harris	177,330

Edmund F. “Ted” Kelly	53,965

Jennifer B. Morgan	3,937

Lester J. Owens	23,023

Elizabeth E. Robinson	6,287

Michael P. Santomassimo	30,409

Charles W. Scharf	0

Samuel C. Scott III	64,745

Alfred W. “Al” Zollar	0

All current directors and executive officers, as a group (21 persons)	1,069,643

(1)

On February 18, 2020, none of the individuals named in the above table beneficially owned more than 1% of our outstanding shares of common stock. All current directors and executive officers as a group beneficially owned approximately 0.12% of our outstanding stock on February 18, 2020.

(2)

Includes the following amounts of common stock which the indicated individuals and group have the right to acquire under our equity plans and deferred compensation plans within 60 days of February 18, 2020: Ms. Cook, 5,419; Mr. Echevarria, 34,755; Ms. Engle, 6,844; Mr. Gibbons, 71,926; Mr. Goldstein, 35,773; Mr. Harris, 90,455; Mr. Kelly, 49,531; Ms. Morgan, 3,937; Ms. Robinson, 6,287; Mr. Santomassimo, 2,120; Mr. Scott, 60,783; and current directors and executive officers as a group, 425,746.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations that no Form 5 was required from the individuals required to file the reports. Based on this review, we believe that during 2019 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities except for reports on Form 4 that were filed on February 21, 2019 that inadvertently omitted shares withheld to pay taxes upon the vesting of previously timely disclosed awards for Francis J. La Salla and Kurtis R. Kurimsky, which omissions were corrected by reports filed on April 22, 2019.

80	BNY Mellon ➢	2020 Proxy Statement

ADDITIONAL INFORMATION	> Annual Meeting Q&A

The Board is soliciting your proxy for our 2020 Annual Meeting of stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting.

Q:	Who Can Attend The Annual Meeting? How Do I Attend?

A:

Only stockholders of record of our common stock at the close of business on February 18, 2020 (the “record date”) have a right to attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis and will require an admission ticket. In order to be admitted to the Annual Meeting, you will need to present a government-issued photo identification (such as a driver’s license or passport). If you are representing an entity that is a stockholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to restrict admission to the meeting or limit the number of representatives for any entity that may be admitted to the meeting for security reasons at our sole discretion. Attendees that disrupt or impede the meeting or breach the rules of conduct may be removed from the meeting as well. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices for any reason during the Annual Meeting is strictly prohibited.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the annual meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at https://www.bnymellon.com/proxy.

Q:	How Do I Receive An Admission Ticket?

A:

If you received your proxy materials by mail, your admission ticket will be your proxy card (stockholders of record only) or voting instruction form (beneficial owners only). If you received your proxy materials by email, you will be given an opportunity to print an admission ticket after you vote online.

We encourage stockholders to pre-register in advance of the Annual Meeting by visiting www.proxyvote.com. You will need your 16-digit control number to access www.proxyvote.com, which you can find on your proxy card or voting instruction form.

Q:	Who Can Vote At The Annual Meeting?

A:

Only stockholders as of the record date may vote at the Annual Meeting. On the record date, we had 885,051,415 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury will not be voted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly.

Q:	What Is A Proxy?

A:

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxies” or “proxy holders” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

Q:	How Are Proxy Materials Being Distributed?

A:

We are using the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about March 3, 2020, we sent a Notice Regarding the Availability of Proxy Materials (the “Notice”) or a full set of proxy materials to our stockholders of record at the close of business on February 18, 2020. The Notice contains instructions on how to access the Proxy Statement and 2019 Annual Report via the internet and how to vote. If you receive a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Stockholders who do not receive the Notice will receive either a paper or electronic copy of our Proxy Statement and 2019 Annual Report, which will be sent on or about March 3, 2020.

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ADDITIONAL INFORMATION	> Annual Meeting Q&A

Q:	How Do I Vote? What Are The Different Ways I Can Vote My Shares?

A:

If you are a “stockholder of record” (that is, you hold your shares of our common stock in your own name), you may vote your shares by using any of the following methods. Depending on how you hold your shares, you may receive more than one proxy card.

In Person at the Annual Meeting

If you are a registered stockholder or hold a proxy from a registered stockholder (and meet other requirements as described in “Who Can Attend the Annual Meeting? How Do I Attend?” on page 81), you may attend the Annual Meeting and vote in person by obtaining and submitting a ballot that will be provided at the meeting.

By Submitting a Proxy by Mail To submit a proxy by mail, complete, sign, date and return the proxy card in the postage-paid envelope provided to you.

By Submitting a Proxy by Telephone

To submit a proxy by telephone, call the toll-free telephone number listed on the proxy card. The telephone voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

By Submitting a Proxy by Internet

To submit a proxy by internet, use the Internet site listed on the proxy card. The Internet voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

Q:	What If I Am A “Beneficial Owner?”

A:

If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive voting instructions (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) from the record holder, and you must follow those instructions to have your shares voted at the Annual Meeting.

Q:	If I Vote By Proxy, How Will My Shares Be Voted? What If I Submit A Proxy Without Indicating How To Vote My Shares?

A:

If you vote by proxy through mail, telephone or over the Internet, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board:

Proposal 1	FOR the election of each nominee for director.

Proposal 2	FOR the advisory resolution to approve the 2019 compensation of our NEOs.

Proposal 3	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal 4	AGAINST the stockholder proposal regarding a pay equity report, if properly presented.

Proposal 5	AGAINST the stockholder proposal regarding stockholder vote on by-law and charter amendments, if properly presented.

In addition, if other matters are properly presented for voting at the Annual Meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the Annual Meeting.

82	BNY Mellon ➢	2020 Proxy Statement

ADDITIONAL INFORMATION > Annual Meeting Q&A

Q:	What If I Want To Revoke My Proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	delivering a written notice of revocation to our Corporate Secretary at 240 Greenwich Street, New York, NY 10286;

•	submitting another signed proxy card with a later date;

•	submitting another proxy by telephone or over the Internet at a later date; or

•	attending the Annual Meeting and voting in person.

Q:	What Is A Quorum?

A:

A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our by-laws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented in person or by proxy at the meeting. Abstentions and broker non-votes (as defined below) are counted as present for determining the presence of a quorum. Inspectors of election appointed for the Annual Meeting will tabulate all votes cast in person or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Q:	What Vote Is Required For Approval Of A Proposal At The Annual Meeting?

A:

Our by-laws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. Accordingly, each of the 10 nominees for director will be elected if more votes are cast “for” a director’s election than are cast “against” such director’s election, as discussed further under “Majority Voting Standard” on page 17 above. All other matters to be voted on at the Annual Meeting require the favorable vote of a majority of the votes cast on the applicable matter at the meeting, in person or by proxy, for approval.

Abstentions and broker non-votes are not treated as votes cast, will not have the effect of a vote for or against a proposal or for or against a director’s election, and will not be counted in determining the number of votes required for approval or election.

Q:	What If I Hold My Shares Through A Broker?

A:

If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor (Proposal 3), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions (this is referred to as a “broker non-vote”).

BNY Mellon ➢	2020 Proxy Statement	83

ADDITIONAL INFORMATION	> Other Information

Stockholder Proposals for 2021 Annual Meeting

Stockholder proposals intended to be included in our proxy statement and voted on at our 2021 Annual Meeting of stockholders (other than proxy access nominations) must be received at our offices at 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary, on or before November 3, 2020. Stockholders who wish to submit a proxy access nomination for inclusion in our proxy statement in connection with our 2021 Annual Meeting of Stockholders may do so by submitting a nomination in compliance with the procedures and along with the other information required by our by-laws to 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary, no earlier than October 4, 2020 and no later than November 3, 2020. Applicable SEC rules and regulations and the provisions of our by-laws govern the submission, and our consideration, of stockholder proposals or proxy access candidates for inclusion in the 2021 Annual Meeting proxy statement and form of proxy.

Pursuant to our by-laws, in order for any business not included in the notice of meeting for the 2021 Annual Meeting to be brought before the meeting by a stockholder entitled to vote at the meeting (including nominations of candidates for director), the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received any earlier than November 3, 2020 (at least 120 days prior to March 3, 2021), nor any later than December 3, 2020 (90 days prior to March 3, 2021). The notice also must contain the information required by our by-laws. The foregoing by-law provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the timeframes described above. A copy of our by-laws is available upon request to: The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Corporate Governance Guidelines and Codes of Conduct

Our Board has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors, the Board’s role in overseeing executive compensation, compensation and expenses for independent directors, communications between stockholders and directors, the role of our independent Chair or Lead Director, and Board committee structures and assignments.

Our Board also has adopted a Code of Conduct, which applies to all of our employees, to provide a framework to maintain the highest standards of professional conduct for the company, and a Code of Conduct for directors of the company to provide guidance to our directors to help them recognize and deal with ethical issues, provide mechanisms to report possible unethical conduct and foster a culture of honesty and accountability.

Our Corporate Governance Guidelines, Code of Conduct and Directors’ Code of Conduct are available on our website (see “Helpful Resources” on page 87). We intend to disclose any amendments to, or waivers from, our Code of Conduct or our Directors’ Code of Conduct for the benefit of executive officers and directors, respectively, by posting such information on our website.

Business Relationships and Related Party Transactions Policy

The Board has adopted a policy on related party transactions (our “related party transactions policy”) which was reviewed by the CGNSR Committee. Our related party transactions policy provides that the CGNSR Committee, or another Board committee consisting solely of independent directors, must approve any transaction(s) in which we or any of our subsidiaries was, is or will be a participant and where the amount involved exceeds $120,000, and in which any “related person” had, has or will have a direct or indirect material interest, such transactions constituting related party transactions under SEC rules. A “related person” includes directors, nominees for director, executive officers, members of such persons’ immediate families and greater than 5% beneficial owners (including BlackRock, Inc., Dodge & Cox, The Vanguard Group and Warren E. Buffet and Berkshire Hathaway, Inc., each of which is a beneficial owner of more than 5% of our outstanding common stock based on a review of such holder’s Schedule 13G filings). Consistent with SEC rules, our related party transactions policy provides that certain transactions, including

84	BNY Mellon ➢	2020 Proxy Statement

ADDITIONAL INFORMATION > Other Information

employment relationships and ordinary course non-preferential transactions, entered into with a related person, are not considered to be related party transactions and are not required to be disclosed or approved by the CGNSR Committee. In 2019, there were no related party transactions that required CGNSR Committee approval or disclosure in this proxy statement.

In the ordinary course of business, we periodically have, and expect to continue to have, banking and other transactions, including asset management services, banking services, broker services and credit services, with related persons. Any loans to related persons, and any transactions involving financial products and services provided by the company to such persons and entities, are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons and entities not related to the company, and do not involve more than the normal risk of collectability or present other unfavorable features.

Our related party transactions policy provides that the CGNSR Committee may recommend to our Board from time to time adoption of resolutions pre-approving certain types or categories of transactions that the CGNSR Committee determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders. While no related party transactions in 2019 required CGNSR Committee approval or proxy statement disclosure, the Board has adopted a resolution on recommendation from the CGNSR Committee pre-approving transactions that involve the sale or other provision of products and services (not subject to Regulation O or other specific regulatory requirements) by our company or its subsidiaries to directors and members of their immediate family, director-related companies, executive officers and members of their immediate family and beneficial owners of more than 5% of our common stock in the ordinary course and on terms generally offered in transactions with non-related persons. Transactions subject to Regulation O or other specific regulatory requirements are approved as required pursuant to such regulations.

Under the related party transactions policy, in making its determination to approve a related party transaction, the CGNSR Committee may take into consideration all relevant facts and circumstances available to it, including but not limited to:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the transaction, including the amount involved;

•	the benefits to us of the transaction;

•	the availability from other sources of comparable products or services; and

•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally.

The CGNSR Committee also may consider the impact on a director’s independence in the event the related person is a director or an immediate family member of a director.

Under the related party transactions policy, no member of the CGNSR Committee may participate in the review, consideration, approval or ratification of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The CGNSR Committee may approve only those related party transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the CGNSR Committee determines in good faith.

Under the related party transactions policy, if a related party transaction is identified after it is already ongoing or completed, it must be submitted to the CGNSR Committee promptly for ratification, applying the standards described above. In this circumstance, the CGNSR Committee will evaluate all options available, including ratification, amendment, termination or rescission of the transaction.

Our related party transactions policy does not limit or affect the application of our other policies applicable to our directors, executive officers and other related persons, including our Codes of Conduct.

BNY Mellon ➢	2020 Proxy Statement	85

ADDITIONAL INFORMATION > Other Information

How Our Board Solicits Proxies; Expenses of Solicitation

We will pay all costs of soliciting proxies. We have retained Georgeson, Inc. to assist with the solicitation of proxies for a fee of approximately $17,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we have agreed to pay Broadridge, our proxy distribution agent, a fee of approximately $46,000 plus reimbursement of reasonable out-of-pocket expenses in connection with project management and technical services related to the distribution of this proxy statement and our 2019 Annual Report. We may also use our officers and employees, at no additional compensation, to solicit proxies either personally or by telephone, Internet, letter or facsimile.

Householding

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the 2019 Annual Report or proxy statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact our Annual Meeting provider, Broadridge, by phone at 1-800-579-1639, by Internet at www.proxyvote.com or by email at sendmaterial@proxyvote.com. We will deliver the requested documents promptly upon your request.

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

March 3, 2020

By Order of the Board,

James J. Killerlane III

Corporate Secretary

86	BNY Mellon ➢	2020 Proxy Statement

ADDITIONAL INFORMATION	> Helpful Resources

Annual Meeting

2020 Proxy Statement	https://www.bnymellon.com/proxy

2019 Annual Meeting Voting Results	https://www.bnymellon.com/us/en/investor-relations/annual-meeting-voting- results-2019.jsp

Corporate Governance

By-laws	https://www.bnymellon.com/_global-assets/pdf/corporate-governance/the-bank-of-new-york-mellon-corporation-amended-and-restated-by-laws.pdf

Committee Charters	https://www.bnymellon.com/us/en/who-we-are/corporate-governance/ index .jsp

Corporate Governance Guidelines	https://www.bnymellon.com/us/en/who-we-are/corporate-governance/corporate-governance-guidelines.jsp

Contacting the Board	https://bnymellon.com/us/en/who-we-are/corporate-governance/communications-with-independent-chairman.jsp

Code of Conduct	https://www.bnymellon.com/ethics/codeofconduct.pdf

Directors’ Code of Conduct	https://www.bnymellon.com/governance/directorscodeofconduct.pdf

Audit and Permitted Non-Audit Services Pre-Approval Policy	https://www.bnymellon.com/governance/auditpolicy.pdf

Corporate Social Responsibility

Corporate Social Responsibility Report	https://www.bnymellon.com/csr

Human Rights Statement	https://www.bnymellon.com/us/en/who-we-are/social-responsibility/human-rights- statement.jsp

Equal Employment Opportunity/Affirmative Action (“EEO/AA”) policy	https://www.bnymellon.com/_global-assets/pdf/csr/equal-employment-opportunity-and- affirmative-action.pdf

Notice of Affirmative Action Programs and Notice to Veterans and Individuals with Disabilities	https://www.bnymellon.com/_global-assets/pdf/csr/notice-of-affirmative- action-programs-and-notice-to-veterans-and-individuals-with-disabilities.pdf

Sexual and Other Discriminatory Harassment policy	https://www.bnymellon.com/_global-assets/pdf/csr/sexual-and-other-discriminatory- harassment.pdf

Health and Safety Statement	https://www.bnymellon.com/_global-assets/pdf/csr/health-and-safety-statement.pdf

UK Modern Slavery Act Statement	https://www.bnymellon.com/emea/en/who-we-are/modern-slavery-act.jsp

Supplier Code of Conduct	https://www.bnymellon.com/_global-assets/pdf/suppliers/bny-mellon-supplier-code-of- conduct.pdf

Gender Equality Statement	https://www.bnymellon.com/_global-assets/pdf/csr/gender-equality-statement.pdf

BNY Mellon ➢	2020 Proxy Statement	87

ADDITIONAL INFORMATION > Helpful Resources

The Bank of New York Mellon Corporation

Corporate Website	https://www.bnymellon.com

2019 Annual Report	https://www.bnymellon.com/proxy

SEC Filings	https://www.bnymellon.com/us/en/investor-relations/sec-filing.jsp

Frequently Asked Questions	https://www.bnymellon.com/us/en/investor-relations/frequently-asked-questions.jsp

Company Profile	https://www.bnymellon.com/us/en/who-we-are/index.jsp

Our Leadership	https://www.bnymellon.com/us/en/who-we-are/leadership/index.jsp

Earnings Press Releases	https://bnymellon.com/us/en/investor-relations/quarterly-earnings.jsp

Credit Ratings	https://bnymellon.com/ us/en/investor-relations/bondholder-information.jsp

88	BNY Mellon ➢	2020 Proxy Statement

ANNEX A: NON-GAAP RECONCILIATION

Reconciliation of net income and diluted EPS

The following table reconciles our net income and diluted earnings per common share. These measures exclude the effects of certain items, as specified in the table. We believe that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control.

	Net Income		Diluted EPS
	2018 Actual	2019 Actual	2018 Actual	2019 Actual
Net income available to common — reported	$4,097	$4,272	$4.04	$4.51
Add: Net impact of notable items	168(a)	(467)(b)	0.17(a)	(0.49)(b)
Net income available to common — operating	$4,265	$3,805	$4.21	$4.02

(a)

Includes adjustments to provisional estimates for U.S. tax legislation and other changes, severance, expenses associated with consolidating real estate and litigation expense, each recorded in the fourth quarter of 2018. Also includes expenses associated with consolidating real estate recorded in the second quarter of 2018 and adjustments to provisional estimates for U.S. tax legislation and other changes and litigation expense, both recorded in the third quarter of 2018.

(b)

Includes a gain on sale of an equity investment, severance, net securities losses and litigation expense recorded in the fourth quarter of 2019. Also includes a lease-related impairment and a net reduction of reserves for tax-related exposure of certain investment management funds recorded in the third quarter of 2019.

BNY Mellon ➢	2020 Proxy Statement	89

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, NY 10286

+1 212 495 1784

www.bnymellon.com

THE BANK OF NEW YORK MELLON CORPORATION 240 GREENWICH STREET NEW YORK, NY 10286 ATTN: JAMES J. KILLERLANE III

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 10, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 10, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E91958-P32309-Z76232-Z76233 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE BANK OF NEW YORK MELLON CORPORATION
The Board of Directors recommends a vote FOR all nominees for director, FOR Proxy Item 2, FOR Proxy Item 3, AGAINST Proxy Item 4, and AGAINST Proxy Item 5.
1.	Election of Directors

	Nominees:	For	Against	Abstain
	1a. Linda Z. Cook	☐	☐	☐			For	Against	Abstain
	1b. Joseph J. Echevarria	☐	☐	☐	2.	Advisory resolution to approve the 2019 compensation of our named executive officers.	☐	☐	☐
	1c. Thomas P. “Todd” Gibbons	☐	☐	☐
	1d. Jeffrey A. Goldstein	☐	☐	☐
	1e. Edmund F. “Ted” Kelly	☐	☐	☐	3.	Ratification of KPMG LLP as our independent auditor for 2020.	☐	☐	☐
	1f. Jennifer B. Morgan	☐	☐	☐
	1g. Elizabeth E. Robinson	☐	☐	☐	4.	Stockholder proposal regarding pay equity report.	☐	☐	☐
	1h. Samuel C. Scott III	☐	☐	☐	5.	Stockholder proposal regarding stockholder vote on bylaw and charter amendments.	☐	☐	☐
	1i. Frederick O. Terrell	☐	☐	☐
	1j. Alfred W. “AI” Zollar	☐	☐	☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the 2019 Annual Report to Shareholders are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E91959-P32309-Z76232-Z76233

Proxy — THE BANK OF NEW YORK MELLON CORPORATION (the “Corporation”)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints James J. Killerlane III, Bennett E. Josselsohn and Blair F. Petrillo or any of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all The Bank of New York Mellon Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, April 15, 2020, at 9:00 a.m., 240 Greenwich Street, New York, New York 10286 and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR Proxy Item 2, FOR Proxy Item 3, AGAINST Proxy Item 4, and AGAINST Proxy Item 5, and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

Participants in the 401(k), ESOP, Deferred Share Award and/or Deferred Compensation Plans: Your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given by the vote cut-off date of April 10, 2020 at 11:59 EDT, the trustee will vote, subject to review by the voting fiduciary, unvoted shares in the same proportion as voted shares. Consequently, a failure to sign and return a ballot is not equivalent to voting with respect to any of the propositions on the ballot.

Participants in the UK Stock Accumulation Plan (“SAP”): If voting instructions are properly provided, shares will be voted in accordance with those instructions. If you properly sign and return the attached ballot but fail to provide a specific voting direction for a particular proposition on the ballot, then any shares you hold in the SAP will be voted in accordance with the recommendation of the Board of Directors on such proposition. If you do not properly sign and return the ballot or provide instructions by telephone or Internet, then for shares held in the SAP, no vote will be recorded. Consequently, a failure to provide instructions is not equivalent to voting with respect to any proposition on the ballot.

This proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR Proxy Item 2, FOR Proxy Item 3, AGAINST Proxy Item 4, and AGAINST Proxy Item 5.

(Continued and to be marked, dated and signed, on the reverse side.)